EXHIBIT 10.1



                            HOME STATE HOLDINGS, INC.


                          SECURITIES PURCHASE AGREEMENT

                           Dated as of October 4, 1996



                         Series A Voting Preferred Stock

                                       and

                                Class A Warrants



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                                                          TABLE OF CONTENTS

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SECTION 1.  SALE AND PURCHASE.....................................................................................1
     1.1.     Issuance of Shares..................................................................................1
     1.2.     Issuance of Warrants................................................................................1
     1.3.     The Closing.........................................................................................2
     1.4.     Use of Proceeds.....................................................................................3
     1.5.     Definitions.........................................................................................3

SECTION 2.  CONDITIONS TO CLOSING.................................................................................3
     2.1.     Certificate of Designations; Stockholders' Agreement, etc...........................................3
     2.2.     Certain Other Agreements............................................................................3
     2.3.     Accuracy of Representations and Warranties..........................................................4
     2.4.     Compliance with Agreements; Redemption Events.......................................................4
     2.5.     Certificates........................................................................................4
     2.6.     Proceedings.........................................................................................5
     2.7.     Legality; Governmental and Other Authorization......................................................5
     2.8.     No Change in Law, etc...............................................................................5
     2.9.     Opinion of Counsel..................................................................................6
     2.10.    Payment of Transaction Expenses.....................................................................6
     2.11.    Company Financial Condition; No Material Adverse Effect.............................................6
     2.12.    Other Documents and Opinions........................................................................6
     2.13.    Preferred Director..................................................................................6
     2.14.    Public Announcements................................................................................6
     2.15.    Letter to Accountants...............................................................................7

SECTION 3.  COMPANY'S CONDITIONS TO CLOSING.......................................................................7
     3.1.     Accuracy of Representations and Warranties..........................................................7
     3.2.     Fairness Opinion....................................................................................7

SECTION 4.  DEFINITIONS...........................................................................................7

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................23
     5.1.     Corporate Existence, Power and Authority...........................................................23
     5.2.     Capitalization.....................................................................................24
     5.3.     Subsidiaries.......................................................................................25
     5.4.     Business...........................................................................................25
     5.5.     No Defaults or Conflicts...........................................................................26
     5.6.     Disclosure Materials; Other Information............................................................27
     5.7.     Litigation.........................................................................................28
     5.8.     Taxes..............................................................................................29
     5.9.     Employee Benefit Plans.............................................................................29
     5.10.    Legal Compliance...................................................................................30
     5.11.    Environmental Compliance...........................................................................30
     5.12.    Status Under Certain Statutes......................................................................31
     5.13.    Use of Proceeds; No Foreign Assets Control Regulation Violation....................................31
     5.14.    Outstanding Securities.............................................................................32
     5.15.    Permits, Filings, Licenses and Approvals; Intellectual Property and Other Rights...................32
     5.16.    Properties.........................................................................................33

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     5.17.    Insurance Coverage.................................................................................33
     5.18.    Key Employees; Labor Matters.......................................................................34
     5.19.    Indebtedness.......................................................................................34
     5.20.    No Burdensome Agreements...........................................................................34
     5.21.    Solvency...........................................................................................34
     5.22.    Information True and Accurate......................................................................35
     5.23.    No Brokers or Finders..............................................................................35
     5.24.    Interested Party Transactions......................................................................36
     5.25.    Offering of Securities.............................................................................36
     5.26.    Disaster...........................................................................................36
     5.27.    Insurance Contracts; Reinsurance; Loss Reserves....................................................36

SECTION 6.  REPRESENTATIONS OF THE PURCHASER.....................................................................37
     6.1.     Corporate Power and Authority.  ...................................................................37
     6.2.     Investor Suitability...............................................................................38

SECTION 7.  INFORMATION AS TO COMPANY ...........................................................................38
     7.1.     Financial and Business Information.................................................................38
     7.2.     Communication with Accountants.....................................................................41
     7.3.     Inspection.........................................................................................42
     7.4.     Notices............................................................................................42

SECTION 8.  AFFIRMATIVE COVENANTS................................................................................43
     8.1.     Maintenance of Existence, Properties and Franchises; Compliance with Law: Taxes; Insurance.........43
     8.2.     Office for Payment Exchange and Registration; Location of Office; Notice of Change of Name or
              Office.............................................................................................44
     8.3.     Fiscal Year........................................................................................45
     8.4.     Payment of Dividends by Subsidiaries...............................................................45
     8.5.     Directors..........................................................................................45
     8.6.     Environmental Matters..............................................................................45
     8.7.     Reservation of Shares..............................................................................47
     8.8.     Listing of Shares..................................................................................47
     8.9.     Exchange Act Registration..........................................................................47
     8.10.    Delivery of Information for Rule 144A Transactions.................................................47
     8.11.    Press Releases.....................................................................................48
     8.12.    Insurance Company Regulations......................................................................48
     8.13.    Reinsurance Arrangements...........................................................................48

SECTION 9.  NEGATIVE COVENANTS...................................................................................50
     9.1.     Restricted Payments; Investments...................................................................50
     9.2.     Sale of Substantial Portion of Assets; Subsidiaries................................................50
     9.3.     Indebtedness.......................................................................................50
     9.4.     No Change in Business..............................................................................51
     9.5.     Consolidation, Merger and Sale.....................................................................51
     9.6.     Affiliate Loans and Guarantees.....................................................................52
     9.7.     Transactions with Affiliates.......................................................................52
     9.8.     Capital Expenditures...............................................................................52
     9.9.     No Restrictions on Dividends by Subsidiaries.......................................................53
     9.10.    Private Placement Status...........................................................................53
     9.11.    No Dilution or Impairment; No Changes in Capital Stock.............................................53
     9.12.    Maintenance of Public Market.......................................................................54
     9.13.    Issuances of Stock.................................................................................54

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     9.14.    Indebtedness Agreements............................................................................55
     9.15.    Amendments to Charter; By-Laws; Other Agreements...................................................55

SECTION 10.  AMENDMENT; WAIVER; CONSENT..........................................................................55

SECTION 11.  PURCHASE OPTION; FUTURE SALES.......................................................................56
     11.1.    Swiss Re Purchase Option...........................................................................56
     11.2.    Permitted Sales....................................................................................57

SECTION 12.  PUT OPTION .........................................................................................58

SECTION 13.  REMEDIES............................................................................................59

SECTION 14.  RESTRICTIONS ON TRANSFER............................................................................60

SECTION 15.  EXPENSES............................................................................................61

SECTION 16.  HOME OFFICE PAYMENTS................................................................................63

SECTION 17.  EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED SECURITIES; REPLACEMENT.............................63

SECTION 18.  NOTICES.............................................................................................64

SECTION 19.  MISCELLANEOUS.......................................................................................65
     19.1.    Entire Agreement...................................................................................65
     19.2.    Survival...........................................................................................65
     19.3.    Counterparts.......................................................................................65
     19.4.    Headings...........................................................................................65
     19.5.    Binding Effect, Benefit and Assignment.............................................................65
     19.6.    Severability.......................................................................................66
     19.7.    Governing Law......................................................................................66
     19.8.    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.....................................................66
     19.9.    WAIVER OF JURY TRIAL...............................................................................67

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             SECURITIES PURCHASE AGREEMENT dated as of October 4, 1996 (together with all exhibits and schedules and as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Purchase Agreement") by and among Home State Holdings, Inc., a Delaware corporation (the "Company", which term shall also include successors and assigns), and each of the persons listed on the signature page of this Purchase Agreement (each a "Purchaser", and together the "Purchasers", which term or terms shall also include successors and assigns).


                              W I T N E S S E T H:

             In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


SECTION 1. SALE AND PURCHASE

         1.1. Issuance of Shares.

         The Company will authorize the issuance of 25,000 shares of Series A Cumulative Voting Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"). The shares of Series A Preferred Stock being acquired under this Purchase Agreement are herein referred to as the "Preferred Shares," containing all the rights and privileges as more fully set forth in the Certificate of Designations to the Certificate of Incorporation adopted by the Board of the Company in the form attached hereto as Exhibit A (the "Certificate of Designations").

         1.2. Issuance of Warrants.

              (a) The Company, prior to the Closing (as hereinafter defined), will authorize the issuance of 2,100,000 Class A Warrants (the "Warrants"), which at the Closing Date (as hereinafter defined) shall entitle the holders thereof to purchase in the aggregate 2,100,000 shares of the Company's Common Stock at an exercise price of $9.50 per share, such Warrants to be evidenced by certificates substantially in the form attached hereto as Exhibit B-1; provided, however that the certificate representing the Warrants purchased by Reliance shall be in the form attached hereto as Exhibit B-2. The number of shares of the Company's Common Stock deliverable upon exercise of the Warrants, and the exercise price thereof, shall be subject to adjustment as provided in the Warrants.

              (b) The purchase price for shares of the Company's Common Stock under the Warrants shall, at the option of a holder of a Preferred Share and pursuant to the terms of the Warrants, be payable in cash and/or by application of (i) all or any portion of the surrender value (as set forth in Section 8(a) of the Certificate of Designations), at the date of exercise of the Warrants, of any such Preferred Share and/or (ii) accrued and unpaid dividends on any Preferred Shares at the time held by the holder.


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         1.3. The Closing.

              (a) The Company agrees to sell to each Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, each Purchaser agrees to purchase from the Company, the number of Preferred Shares and Warrants set forth opposite such Purchaser's name on Schedule A hereto for the aggregate purchase price set forth opposite such Purchaser's name on Schedule A hereto (the "Purchase Price"). No further payment shall be required from the Purchasers for the Preferred Shares and the Warrants.

              (b) The closing of the purchase and sale of the Preferred Shares and the Warrants to be purchased by the Purchasers (the "Closing") will take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York at 10:00 A.M., New York City time, on October 4, 1996 or such other time and date as shall be mutually agreed to by the Company and the Purchasers. Such time and date are herein referred to as the "Closing Date".

              (c) At the Closing (i) the Company will deliver to each Purchaser
(A) a certificate registered in such Purchaser's name (or in any such other name as such Purchaser may request) evidencing the number of Preferred Shares set forth opposite such Purchaser's name on Schedule A hereto and (B) a certificate registered in such Purchaser's name (or in any such other name as such Purchaser may request) evidencing the number of Warrants set forth opposite such Purchaser's name on Schedule A hereto, and (ii) upon each Purchaser's receipt thereof, each Purchaser will deliver to the Company by wire transfer of federal or other immediately available funds an aggregate amount equal to its respective Purchase Price.

              (d) The Preferred Shares and the Warrants are being sold to the Purchasers pursuant to this Purchase Agreement. The sale of Preferred Shares and Warrants to each Purchaser under the Purchase Agreement is a separate sale. No Purchaser is an indispensable party or must otherwise be joined in any action by any and/or all of the Purchasers seeking enforcement against the Company of any covenants or obligations hereunder.

         1.4. Use of Proceeds.

         The Company will use the proceeds from the sale of the Preferred Shares and Warrants to increase the capital and surplus of the Company's Insurance Subsidiaries and to pay for the costs incurred (including those referenced in clauses (i) through (iv) of Section 14(a) hereof) in respect of this transaction and for no other purpose.

         1.5. Definitions.

         Capitalized terms in this Purchase Agreement are used as defined in
Section 4 hereof unless otherwise defined herein.

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SECTION 2. CONDITIONS TO CLOSING

         The Purchasers' obligation to purchase the Preferred Shares and Warrants hereunder is subject to satisfaction of the following conditions at or prior to the Closing (any of which may be waived by the Purchasers):

         2.1. Certificate of Designations; Stockholders' Agreement, etc.

              (a) The certificate of incorporation of the Company shall have been duly amended by the filing of the Certificate of Designations.

              (b) The Company, the Purchasers and certain other stockholders of the Company shall have entered into a Stockholders' Agreement dated the date hereof (as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Stockholders' Agreement") in the form attached hereto as Exhibit C.

              (c) The Company and the Purchasers shall have entered into a Registration Rights Agreement dated the date hereof (as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Registration Rights Agreement") in the form attached hereto as Exhibit D.

              (d) The Board of the Company shall have amended the By-Laws of the Company (after giving effect to such amendments, the "By-Laws"), effective upon the Closing, which amendments shall be in the form attached hereto as Exhibit E.

         2.2. Certain Other Agreements.

         The Company shall have entered into the reinsurance agreements, reinsurance binders and other agreements listed on Schedule B hereto with the respective Purchasers listed on Schedule B, in form and substance acceptable to each such Purchaser (the "Additional Agreements").

         2.3. Accuracy of Representations and Warranties.

         The representations and warranties of the Company herein or in any Other Transaction Document, the Securities or in any certificate or document delivered pursuant hereto or thereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to the transactions contemplated by this Purchase Agreement).

         2.4. Compliance with Agreements; Redemption Events.

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         The Company shall have performed and complied with all agreements, covenants and conditions contained in this Purchase Agreement, the Other Transaction Documents, the Securities and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date. On the Closing Date (after giving effect to the transactions contemplated hereby), there shall be no Redemption Event, and there shall be no condition or event which, with notice or lapse of time or both, would constitute a Redemption Event.

         2.5. Certificates.

         Each Purchaser shall have received from the Company the following:

              (a) a certificate dated the Closing Date and signed by the President (or Acting President if there is no President) and by the Assistant Secretary of the Company, to the effect set forth on Exhibit F-1 hereto certifying as to the fulfillment of the conditions contained in this Section 2;

              (b) a certificate dated the Closing Date and signed by the President (or Acting President if there is no President) and by the Assistant Secretary of the Company, to the effect set forth on Exhibit F-2 hereto, having attached thereto the following:

                  (i) certified copies of the resolutions duly adopted by the
              Board of the Company authorizing the execution, delivery and performance of this Purchase Agreement, the Other Transaction Documents, the issuance and sale of the Securities, the reservation and issuance of the Warrant Shares and the consummation of all other transactions contemplated by this Purchase Agreement, the Other Transaction Documents and the Securities;

                  (ii) certified copies of the Certificate of Incorporation of the Company and each of its Subsidiaries, all amendments thereto and the By-laws of the Company and each of its Subsidiaries, each as in effect at the Closing;

                  (iii) certificates of good standing of the Company and each of its Subsidiaries from their respective states of incorporation or organization; and

                  (iv) Certificates of Compliance of each of the Insurance
              Subsidiaries from the Directors of Insurance or the equivalent thereof, from their respective states of incorporation or organization, as to the authorization of each such Insurance Subsidiary to carry on the business of insurance and reinsurance.

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         2.6. Proceedings.

         All corporate and other proceedings in connection with the transactions contemplated by this Purchase Agreement, the Other Transaction Documents and the Securities, and all documents incident hereto and thereto, shall be in form and substance satisfactory to the Purchasers and their counsel, and each Purchaser shall have received all such originals or certified or other copies of such documents as any such Purchaser or its counsel may reasonably request.

         2.7. Legality; Governmental and Other Authorization.

         The purchase of and payment for the Securities shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to any Purchaser (without resort to any so-called "basket clause" under insurance laws relating to permissible investments for persons regulated by such laws) and shall not subject any Purchaser to any penalty, tax, liability or other onerous condition. The Consents set forth in items 3(a) and 3(b) of Schedule 5.5 hereto have been obtained or made by the Company and shall be in full force and effect (and all such Consents shall have been delivered to the Purchasers). The Note Holders shall have amended the existing Registration Rights Agreement in a manner reasonably satisfactory to each Purchaser. Upon the reasonable request of any Purchaser, the Company shall have delivered to such Purchaser factual certificates or other evidence, in form and substance satisfactory to any such Purchaser and its counsel, establishing compliance with this condition.

         2.8. No Change in Law, etc.

         No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any Governmental Authority, and no legislation shall have been introduced in either House of Congress, and no investigation by any governmental authority shall have been commenced or threatened, and no action, suit or proceeding shall have been commenced before, and no decision shall have been rendered by, any court, other Governmental Authority or arbitrator, which, in any such case, in any Purchaser's reasonable judgment could adversely affect, restrain, prevent or change the transactions contemplated by this Purchase Agreement, the Other Transaction Documents and the Securities (including without limitation the issuance of the Securities) or materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

         2.9. Opinion of Counsel.

         The Purchasers shall have received opinions, dated the Closing Date and addressed to each Purchaser, of (a) Edwards & Angell, counsel for the Company and (b) Dorsey & Whitney, counsel to Messrs. Herrick and Monier and to Herrick Partners L.P.. Such opinions shall be in form and substance satisfactory to each Purchaser and shall be to the effect set forth on Exhibit G-1 and Exhibit G-2 hereto. The Company hereby instructs such counsel to prepare

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and deliver such opinions to the Purchasers pursuant to this Section 2.9 and agrees that each Purchaser may rely on the opinions so delivered.

         2.10. Payment of Transaction Expenses.

         Without limiting the provisions of Section 14 hereof, the Company shall have paid the fees and disbursements of Morgan, Lewis & Bockius LLP, special counsel to Swiss Re and Reliance, and the out-of-pocket expenses of each Purchaser.

         2.11. Company Financial Condition; No Material Adverse Effect.

         Except as set forth in items 1, 2 and 3 of Schedule 5.6, since December 31, 1995, no event or events shall have occurred, and no condition or conditions shall exist, which could have a Material Adverse Effect; provided that, for purposes of the condition contained in this Section 2.11, any event or condition requiring an increase of aggregate claim reserves so that incurred losses are above an amount equal to 85% of net earned premium for the period from such date through the Closing shall be deemed a Material Adverse Effect.

         2.12. Other Documents and Opinions.

         Each Purchaser shall have received such other documents and opinions, in form and substance satisfactory to each such Purchaser and its counsel, relating to matters incident to the transactions contemplated hereby, as such Purchaser may reasonably request.

         2.13. Preferred Director.

         Pursuant to the Stockholders' Agreement, the Preferred Director shall have been duly appointed to the Board of the Company as a Class III Director.

         2.14. Public Announcements.

         Each Purchaser shall have received from the Company, and shall have approved of (in its reasonable discretion), any press release, media alert, public announcement or other similar notice or public statement of the Company related to this Purchase Agreement, any Other Transaction Document or the Securities or any transaction contemplated hereby or thereby.

         2.15. Letter to Accountants.

         The Company shall have delivered to Coopers & Lybrand the letter described in Section 7.2 hereof and each Purchaser shall have received a copy thereof.

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         2.16. Resignation.

         Each of Swiss Re and Reliance shall have received the resignation of a director seated on the Board of the Company on the date hereof which resignation shall be effective as provided in Section 8.16 hereof.


SECTION 3. COMPANY'S CONDITIONS TO CLOSING

         The Company's obligations to issue and sell to each Purchaser the Securities to be issued by it on the Closing Date are subject to satisfaction of the following conditions at Closing:

         3.1. Accuracy of Representations and Warranties.

         The representations and warranties of each Purchaser in Section 6 hereof shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

         3.2 Fairness Opinion.

         The Company shall have received an opinion, dated the Closing Date and addressed to the Company and each of the Purchasers, of The Chicago Corporation to the effect that the sale of the Securities to the Purchasers is fair to the Company and its stockholders from a financial point of view.


SECTION 4. DEFINITIONS

         (a) For purposes of this Purchase Agreement, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

         "Additional Agreements" has the meaning set forth in Section 2.2 hereof.

         "Additional Securities" has the meaning set forth in Section 11 hereof.

         "Additional Stockholders" has the meaning set forth in the Stockholders' Agreement.

         "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof (other than a director nominated by the Swiss Re Holders or the Reliance Holders pursuant to the Stockholders' Agreement) and any Person (other than the Purchasers) which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Exchange Act) of such Person, and, if such beneficial owner is a

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partnership, any general or limited partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, for purposes of this definition, neither the execution of this Purchase Agreement and the Other Transaction Documents (or the existence of any other agreement or arrangement among the Company and any Purchaser), nor the holding of any of the Securities or any securities issued pursuant to this Purchase Agreement or any Other Transaction Document or under any of the agreements or instruments relating to such securities issued pursuant to this Purchase Agreement (or the exercise of any such rights, including without limitation electing a director to the Board of the Company), shall cause any Purchaser (or such nominated director or observer of any person related to such Person) to be deemed to be an "Affiliate" of the Company or of any Subsidiary.

         "Available Securities" has the meaning set forth in Section 11.2 hereof.

         "Benefit Plan" means any Plan, existing on the Closing Date or established prior thereto, to which contributions have at any time been made by the Company or any Subsidiary, or any predecessor of any of the foregoing, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

         "Board" means, with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

         "Business Day" means any day, other than a Saturday, Sunday or legal holiday, on which banks in New York, New York and in the location of the office of the Company provided for in Section 8.2 hereof are open for business.

         "By-Laws" has the meaning set forth in Section 2.1(d) hereof.

         "Capital Expenditures" means all expenditures for, or contracts for expenditures with respect to, any fixed assets or improvements, or for replacements, substitutions or additions thereto, including, but not limited to, the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise, and including in any case the

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principal portion of all expenditures under Capitalized Leases, all as determined in accordance with GAAP (except as otherwise expressly provided herein); provided that the term "Capital Expenditures" shall not include any of the foregoing expenditures made with the proceeds from insurance policies to replace or repair property or assets whose damage, destruction or impairment gave rise to the right to receive such insurance proceeds.

         "Capitalized Leases" means any lease to which the Company or any Subsidiary is party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Company or a Subsidiary, and which is required to be capitalized in accordance with GAAP.

         "Certificate of Designations" has the meaning specified in Section 1.1 hereof.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended by the Certificate of Designations.

         "Class III Director" means a director duly appointed or elected as a Class III Director in accordance with the By-Laws and having a term which expires at the 1999 annual meeting of the Stockholders of the Company.

         "Clayton Act" means Section 7 of the Clayton Act (15 U.S.C. ss.18).

         "Closing" has the meaning set forth in Section 1.3(b) hereof.

         "Closing Date" has the meaning set forth in Section 1.3(b) hereof.

         "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations and interpretations thereunder.

         "Commission" means the United States Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

         "Common Stock" of the Company or of a Subsidiary (as the case may be) shall mean the Company's or the Subsidiary's (as the case may be) presently authorized Common Stock, and any stock into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any Common Stock of the Company or of a Subsidiary (as the case may be) of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of capital stock of the Company or a Subsidiary (as the case may be) or which has ordinary voting power for the election of directors of the Company or of a Subsidiary (as the case may be).

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         "Company" means Home State Holdings, Inc., a Delaware corporation, and its successors and assigns.

         "Consents" has the meaning set forth in Section 5.5 hereof.

         "Consolidated" or "consolidated", when used with reference to any financial term in this Purchase Agreement, means the aggregate for the Company and its Subsidiaries of the amounts signified by such term for all such Persons, with intercompany items eliminated, and, with respect to net worth, after eliminating the portion of net worth properly attributable to minority interests, if any, in the capital of any such Person (other than in the capital of the Company) and otherwise as determined in accordance with GAAP (except as otherwise expressly provided herein).

         "Debt Investments" means any Investment of the type described in subsection (i) of the definition thereof.

         "Default Director" has the meaning set forth in the Stockholders' Agreement.

         "Disclosure Material" has the meaning set forth in Section 5.6(a) hereof.

         "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law or any Environmental Permit by any person (including but not limited to any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the environment, of any Hazardous Materials at any location, including but not limited to any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

         "Environmental Laws" means all current and future, federal, state, local, foreign, civil and criminal laws, statutes, ordinances, orders, codes, Environmental Permits, rules, policies, and regulations and common law relating to the protection of the environment and human health or relating to the handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials, including but not limited to the Resource Conservation and Recovery Act of 1976, 42 U.S.C. SS.6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. SS.2601 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. SS.9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. SS.1251 et seq.; the Clean Air Act, 42 U.S.C. SS.7401 et seq.; the Hazardous Materials Transportation Act,

49 U.S.C. SS.1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. SS.651; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. SS.136y et seq.; and the Oil Pollution Act of 1990, 33 U.S.C. SS.2701 et seq.; and all the state analogues thereto, all as may be amended or superseded from time to time.

         "Environmental Lien" has the meaning set forth in Section 8.6 hereof.

         "Environmental Permits" means all permits, licenses, approvals, authorizations or consents required by any Governmental Authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

         "Equity Investment" means any Investment of the type described in subsections (iii) and (v) of the definition thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, the Company or any Subsidiary, or any predecessor of any of the foregoing.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and interpretations thereunder.

         "Existing Purchase Agreement" means the Purchase Agreement dated October 3, 1994 among the Company and the investors listed therein pursuant to which the Company issued Subordinated Notes and Existing Warrants.

         "Existing Registration Rights Agreement" means the Registration Rights Agreement dated October 3, 1994 executed in connection with the Existing Purchase Agreement, as amended contemporaneously herewith as contemplated by
Section 2.7 hereof.

         "Existing Warrants" means the Stock Purchase Warrants issued pursuant to or in connection with the Existing Purchase Agreement entitling the holders thereof to acquire 265,000 shares of Common Stock.

         "Full Cumulative Dividends" has the meaning set forth in the Certificate of Designations.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "Governmental Authority" means any federal, state, local or county governmental agency, department, board, commission, instrumentality or authority (including regulatory authority) of the United States or any foreign nation or any self regulatory organization having jurisdiction over the Company (or any Subsidiary) or any of their respective assets or businesses.

         "Guaranty" means (i) any guaranty or endorsement of the payment or performance of, or any contingent obligation in respect of, any Indebtedness or other obligation of any other Person, (ii) any other promise or undertaking by a Person which supports the extension or continuance of credit to an obligor (directly or indirectly) and which promise or undertaking of such Person is
(a) to pay the Indebtedness of such obligor, (b) to purchase an obligation owed by such obligor, (c) to purchase or lease assets (or to provide funds, goods or services) under circumstances that would enable such obligor to discharge one or more of its obligations, or (d) to maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto and (iii) any liability as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership; provided, however, that the term "Guaranty" shall not include
(1) endorsements for collection or deposit in the ordinary course of business or
(2) obligations of the Company or any Subsidiary which would constitute Guaranties solely by virtue of the continuing liability of a Person which has sold assets subject to liabilities for the liabilities which were assumed by the Person acquiring the assets, unless such liability is required to be carried on the consolidated balance sheet of the Company. The amount of any Guaranty and the amount of Indebtedness or of Investment resulting from such Guaranty shall be the maximum amount of the guarantor's potential obligation in respect of such Guaranty.

         "Gulkin Transaction" means the transactions contemplated by the letter of intent dated August 14, 1996 from the Company to National Premium Plan, Inc. and Stanley J. Gulkin, including the acquisition by a newly organized Subsidiary of the Company of the Common Stock of NPP, a licensed premium finance company that has not yet commenced operations, for the purpose of expanding Tower Hill's premium finance business.

         "Hazardous Materials" means any petroleum, petroleum hydrocarbons, petroleum waste or petroleum products, underground storage tanks, asbestos or asbestos-containing materials, pesticides, lead and lead-containing materials, urea formaldehyde insulation and polychlorinated biphenyls (PCBs), ionizing and non-ionizing radiation (including radon and electromagnetic frequency radiation); and any chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law.

         "Indebtedness" of any Person means, without duplication, as of any date as of which the amount thereof is to be determined:

         (i) all obligations of such Person to repay money borrowed (including without limitation all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid);

         (ii) all Capitalized Leases in respect of which such Person is liable as lessee or as the guarantor of the lessee;

         (iii) all monetary obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby have been incurred or assumed by such Person and all monetary obligations with respect to which a financing statement under the Uniform Commercial Code or any similar statute has been filed or recorded;

         (iv) all conditional sales contracts and similar title retention debt instruments under which such Person is obligated to make payments;

         (v) with respect to the Company and any Subsidiaries, all Preferred Stock of the Company or any Subsidiary held by any person other than the Company or a wholly owned Subsidiary;

         (vi)   all Guaranties by such Person; and

         (vii) all contractual obligations (whether absolute or contingent) of such Person to repurchase goods sold or distributed.

         "Insurance License" has the meaning set forth in Section 5.15(b).

         "Insurance Subsidiaries" means, collectively, Home State Insurance Company, a New Jersey corporation, Quaker City Insurance Company, a Pennsylvania corporation, New York Merchant Bakers Insurance Company, a New York corporation, Pinnacle Insurance Company, a Georgia corporation, Home Mutual Insurance Company of Binghamton, New York, a New York mutual property and casualty insurance company, and Westbrook Insurance Company, a Connecticut corporation (and any successor or successors thereto), and any other Subsidiary of the Company which now, or at any time hereafter, (i) is organized as an insurance or reinsurance company under the laws of any jurisdiction or (ii) is engaged in the business of writing insurance or reinsuring risks.

         "Investment" means, with respect to any Person:

         (i) any loan, advance or extension of credit to, any contributions to the capital of, and the purchase of bonds, notes, debentures or other debt securities of, any other Person;

         (ii)   any Guaranty by such Person;

         (iii) any interest in any capital stock or other securities of any other Person;

         (iv) any transfer or sale of property of such Person to any other Person other than upon full payment, in cash, of not less than the agreed sale price or the fair value of such property, whichever is higher;

         (v) any acquisition by such Person of all or an integral part of the business of any other Person or the assets comprising such business or such part thereof; and

         (vi) any commitment or option to make an Investment if, in the case of an option, the consideration therefor exceeds $10,000.

         Any of the foregoing under clauses (i) through (vi) shall be considered an Investment whether such Investment is acquired by purchase, exchange, merger or any other method.

         "Investors" has the meaning set forth in Section 11.2 hereof.

         "Junior Preferred Stock" means any Preferred Stock to which the Preferred Shares rank prior, in each case, as to dividends, upon liquidation, dissolution or winding up. All Preferred Stock of the Company other than the Preferred Shares shall be Junior Preferred Stock.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing.

         "Material Adverse Effect" means any event, matter, condition or circumstance which (i) has or could reasonably be expected to have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of
(x) any Subsidiary of the Company which, as of the date any determination is made as to the existence of a Material Adverse Effect, contributed twenty-five percent (25%) of the Company's consolidated revenues for the prior fiscal year or (y) the Company on a consolidated basis, (ii) has or could reasonably be expected to have an effect which is prejudicial in any material respect to a holder of Securities, (iii) has or could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Purchase Agreement, the Other Transaction Documents or the Securities or (iv) which results in or requires the making of a Restricted Payment (whether or not permitted hereunder and whether or not expressly consented to by the Purchasers) in excess of $100,000 in any year or $750,000 cumulatively from the date of this Purchase Agreement to the date of such event, matter, condition or circumstance.

         "Note Holders" means the holders of Subordinated Notes.
"NPP" means NPP Funding Company, a New York corporation.

         "Operating Lease" means, for any Person, any lease of any property of any kind by that Person as lessee which is not a Capitalized Lease.

         "Option" has the meaning set forth in Section 11.2 hereof.

         "Option Period" has the meaning set forth in Section 11 hereof.

         "Other Transaction Documents" means, collectively, the Certificate of Designations, the Stockholders' Agreement, the Registration Rights Agreement and the Additional Agreements (each as amended, modified or supplemented from time to time) and any other documents, agreements, instruments or certificates contemplated hereby or thereby.

         "Outstanding" or "outstanding" means, when used with reference to the Preferred Shares, the Warrants or the Warrant Shares (as the case may be) as of a particular time, all such Securities theretofore duly issued except
(i) Securities theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Securities have been issued by the Company, (ii) Warrants theretofore fully exercised, and (iii) Preferred Shares theretofore surrendered to and canceled by the Company, whether upon exercise of a Warrant in whole or in part or otherwise; provided, however, that for the purpose of determining whether holders of the requisite amount of Preferred Shares, Warrants or Warrant Shares (as the case may be) have made or concurred in any declaration, waiver, consent, approval, notice, annulment of acceleration or other communication under this Purchase Agreement, any Other Transaction Document or under any Securities, Securities registered in the name of, as well as Securities owned beneficially by, the Company or any Subsidiary shall not be deemed to be outstanding.

         "Permitted Acquisition" means an acquisition, other than an acquisition of stock or assets occurring between two (2) or more Insurance Subsidiaries, by the Company or any Subsidiary, of equity securities or all or substantially all of the assets of a Person which meet the following criteria:

         (i) such Person is in the same general line of business as the Company and the Subsidiaries (or the assets to be acquired are utilized in such line of business);

         (ii) the acquisition has been approved by the Board of the Company (or of a Subsidiary, as the case may be) and the Board of such Person;

         (iii) no Redemption Event is existing at the time of such acquisition or is caused thereby;

         (iv) all Consents necessary in connection with such acquisition shall have been obtained;

         (v) all such equity securities or assets are to be acquired free and clear of all liens, other than Permitted Liens and any such equity securities are free of any restrictions on transfer under federal or state securities laws;

         (vi) the Company (or Subsidiary, as the case may be) is the surviving entity;

         (vii) each Purchaser shall have received prompt notice from the Company of the proposed acquisition together with a copy of any letter of intent or term sheet in respect of such proposed acquisition, and all the terms of such proposed acquisition as set forth in such letter of intent or term sheet shall have been approved in a writing delivered by each Purchaser and its counsel to the Company. The Company also shall promptly furnish (as available) to each Purchaser copies of all documents, instruments and agreements to be entered into in connection with such proposed acquisition, and such documents, instruments and agreements shall have been reviewed and finally approved by each Purchaser not later than ten (10) Business Days prior to the closing of such acquisition.

         "Permitted Investment" means (i) any short-term Debt Investment (maturing not more than three (3) years from the date of issue) (A) rated A-2 or above by S&P or P-2 or above by Moody's or (B) issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof; (ii) any Equity Investment (subject to the proviso below); (iii) any long-term Debt Investment (having a maturity of more than three (3) years after the date of issue) rated BBB or above by S&P or Baa2 or above by Moody's; and (iv) Investments in commercial real estate (subject to the proviso below); provided, however, that all such Investments shall be in accordance with all applicable laws, and provided further that (x) total Equity Investments (other than Equity Investments in the Company, Quaker City or any wholly owned Subsidiary) by each of the Company and each Subsidiary shall not exceed ten percent (10%) of their respective total Investments, and (y) total Investments in commercial real estate by each of the Company and each Subsidiary shall not exceed five percent (5%) of their respective total Investments.

         "Permitted Liens" shall mean:

         (i) Liens existing as of the date of this Agreement and identified on Schedule 5.19, securing Indebtedness of the Company or any Subsidiary outstanding on such date;

         (ii) Liens for taxes, assessments or other governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

         (iii) Liens imposed by law such as carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business, provided that the underlying obligations relating to such Liens are not delinquent or remain payable without penalty or are being contested in good faith and by appropriate proceedings;

         (iv) Liens on the property of the Company or any Subsidiary incurred, or pledges, or deposits, required, in connection with workmen's compensation, unemployment insurance and other social security legislation;

         (v) Easements, rights-of-way, restrictions and other encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company or any Subsidiary; and

         (vi) Purchase money Liens on any office equipment hereafter acquired or the assumption of any Lien on office equipment existing at the time of a Permitted Acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capitalized Lease affecting office equipment, provided that:

                (a) Any property subject to any of the foregoing is acquired by the Company or a Subsidiary in the ordinary course of business or pursuant to a Permitted Acquisition and the Lien on any such property is created contemporaneously with its acquisition or was, in connection with a Permitted Acquisition, created previously by the Person from whom such property was acquired by the Company or the Subsidiary;

                (b) The obligation secured by any Lien so created, assumed, or existing shall not exceed one hundred percent (100%) of the lesser of cost or fair market value of the property acquired as of the time of such Person acquiring the same; and

                (c) Each such Lien shall attach only to the property so acquired and fixed improvements thereon.

         "Permitted Sale" has the meaning set forth in Section 11.2 hereof.

         "Person" or "person" means an individual, corporation, company, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

         "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         "Preferred Director" has the meaning set forth in the Stockholders' Agreement.

         "Preferred Share" or "Preferred Shares" has the meaning set forth in
Section 1.1 hereof. In the event that any Preferred Shares are sold either in a public offering pursuant to an effective registration statement under Section 6 of the Securities Act or pursuant to a Rule 144 Transaction, such Preferred Shares shall thereupon be deemed shares of Series A Preferred Stock and not subject to the terms and conditions of this Purchase Agreement.

         "Preferred Stock" means any class of the capital stock of a corporation (whether or not convertible into any other class of capital stock of such corporation) which has any right, whether absolute or contingent, to receive dividends or other distributions of the assets of such corporation (including without limitation amounts payable in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Company), which right is superior to the rights of another class of the capital stock of such corporation. "Preferred Stock" of the Company includes, without limitation, the Series A Preferred Stock of the Company.

         "Purchase Agreement" has the meaning set forth in the first paragraph hereof.

         "Purchaser" and "Purchasers" have the meaning set forth in the first paragraph hereof.

         "Purchase Price" has the meaning set forth in Section 1.3(a) hereof.

         "Quaker City" means Quaker City Holdings, Inc., a Delaware corporation.

         "Qualified Holder" has the meaning set forth in Section 7.1(b) hereof.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the environment.

         "Reliance" means Reliance Insurance Company, a Pennsylvania corporation.

         "Reliance Holder" means, so long as such person is holding Preferred Shares, Warrants and/or Warrant Shares, Reliance and any transferee obtaining such Preferred Shares, Warrants and/or Warrant Shares from a Reliance Holder as permitted hereunder.

         "Reliance Reinsurance Agreement" has the meaning set forth on Schedule B hereto.

         "Reliance Services Agreement" has the meaning set forth on Schedule B hereto.

         "Redemption Default" has the meaning set forth in the Stockholders' Agreement.

         "Redemption Event" has the meaning set forth in the Certificate of Designations.

         "Restricted Payment" means:

         (i) every dividend or other distribution declared paid, made or set apart by the Company or any Subsidiary on or in respect of any class of its capital stock (except with respect to the Series A Preferred Stock), provided that if and so long as (I) Full Cumulative Dividends (as defined in the Certificate of Designations) have been paid in full, (II) all other amounts due with respect to the Preferred Shares have been paid, (III) no holder of Series A Preferred Stock has exercised such holder's redemption rights under Section 6(b) of the Certificate of Designations and the date of redemption established pursuant to
                Section 6(d) of the Certificate of Designations shall not yet have occurred, and (IV) the Company has not called for redemption any of the Series A Preferred Stock pursuant to
                Section 6(a) or Section 7 of the Certificate of Designations, as the case may be, and the date of redemption established pursuant to Section 6(a) or Section 7(c) of the Certificate of Designations, as the case may be, shall not yet have occurred, then the following shall not constitute "Restricted Payments": (x) cash dividends, with respect to a fiscal year of the Company, up to the lesser of $0.05 per share of Common Stock (adjusted for stock splits, stock dividends or the like) or five percent (5%) of the Company's consolidated net after-tax earnings for such fiscal year and (y) (notwithstanding the limitation in the preceding clause (x)) cash dividends permitted to be made pursuant to
                Section 8.4 hereof solely for the purpose of providing to the Company funds sufficient to enable the Company to pay on a timely basis all amounts due with respect to the Securities and any other amounts due to the Purchasers under this Purchase Agreement and the Other Transaction Documents;

         (ii) every payment in connection with the redemption, purchase, retirement or other acquisition by or on behalf of the Company or any Subsidiary of any shares of the Company's or a Subsidiary's capital stock (other than with respect to the Series A Preferred Stock), whether or not owned by the Company or any Subsidiary; except for (A) payments made with respect to the capital stock of the Company's wholly owned Subsidiaries (provided that any such payments shall not exceed an aggregate of more than $50,000 in any fiscal year); and (B) payments with respect to the redemption or purchase of Common Stock of the Company or rights therein issued pursuant to
                Section 6.3(d)(iii) of the Home State Holdings, Inc. 1993 Stock Option Plan as in effect on the date hereof;

         (iii) any prepayments (in part or in full) or unscheduled repayments made on Indebtedness of the Company or of a Subsidiary including, without limitation, any prepayments (in part or in full) or unscheduled repayments made with respect to the Subordinated Notes, but excluding (A) prepayments and unscheduled repayments made on lines of credit or other revolving credit facilities, whether or not committed, of the Company or any Subsidiary in the ordinary course of business and
                (B) other prepayments and unscheduled repayments of Indebtedness in the ordinary course of business that shall not exceed an aggregate of $250,000 in any fiscal year of the Company;

         (iv) every payment (other than a payment to any Affiliate permitted under Section 9.7) to or on behalf of any Affiliate of the Company or any Affiliate of any Subsidiary on account of or with respect to any lease arrangements;

         (v) every payment by or on behalf of the Company or any Subsidiary (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to (A) any obligation to repay money borrowed and owing to any Affiliate of the Company or of any Subsidiary (other than a holder of a Subordinated Note), or
                (B) any obligation, to any Person, of any Affiliate of the Company or of any Subsidiary or to any other holder of shares of the Company's capital stock (defined to include warrants and other rights and options to acquire shares of capital stock whether upon exercise, conversion, exchange or otherwise), which obligation is assumed, or is the subject of a Guaranty, by the Company or a Subsidiary; and

         (vi) every payment by the Company or a Subsidiary to a Subsidiary excluding, however (A) payments to a Subsidiary pursuant to a transaction that is permitted under Section 9.7, and
                (B) payments of a dividend or other distribution to a Subsidiary that is not a "Restricted Payment" pursuant to clause (i) above;

                provided, however, the term "Restricted Payments" shall not include (A) intercompany transfers (whether by means of investment, payments, loans, advances, capital distributions or dividend payments) by and between the Company and any Subsidiary or between Subsidiaries, and (B) any dividend payments or distributions to the Purchasers (or holders of any of the Securities) under the Purchase Agreement, any Other Transaction Document or the Securities.

         "Rule 144" means (i) Rule 144 under the Securities Act as such Rule is in effect from time to time, and (ii) any successor rule, regulation or law, as in effect from time to time.

         "Rule 144A" means (i) Rule 144A under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

         "Rule 144 Transaction" means a transfer of Securities (A) complying with Rule 144 under the Securities Act as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to a "brokers transaction" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and (B) occurring at a time when Securities are registered pursuant to Section 12 of the Exchange Act (or any successor to such Section).

         "SAP" means, with respect to a reinsurance or insurance company, the accounting procedures and practices prescribed or permitted from time to time by the National Association of Insurance Commissioners and adopted or promulgated by the insurance regulatory authority in the state in which such reinsurance or insurance company is domiciled and employed in a consistent manner throughout the periods involved.

         "Second Round Investors" has the meaning set forth in Section 11.2 hereof.

         "Second Round Securities" has the meaning set forth in Section 11.2 hereof.

         "Securities" means, collectively, the Preferred Shares, the Warrants and the Warrant Shares and any Additional Securities purchased by Swiss Re pursuant to Section 11.1 hereof.

         "Securities Act" means the United States Securities Act of 1933, as amended from time to time, and the rules, regulations and interpretations thereunder.

         "SEC Documents" has the meaning set forth in Section 5.6(d) hereof.

         "Sherman Act" means Sections 1 and 2 of the Sherman Act (15 U.S.C. ss.1 and 2).

         "Site" means any of the real properties currently or previously owned, leased or operated by the Company, any Subsidiary, any predecessors of the Company or any Subsidiary, or any entities previously owned by the Company or any Subsidiary, including all soil, subsoil, surface waters and groundwater thereat.

         "Sterling Bid Agreement" has the meaning set forth on Schedule B hereto.

         "Stockholders' Agreement" has the meaning set forth in Section 2.1(b) hereof.

         "Stock Option Plan" means any option, warrants, rights, incentive or other plan approved by the Board of Directors of the Company (as of the date hereof) pursuant to which the Company or the Subsidiaries may grant, issue or award options, warrants or other rights to acquire Common Stock of the Company or appreciation or similar rights with respect thereto; provided that the aggregate number of shares of such Common Stock issued, issuable or subject to all such Stock Option Plans or represented by appreciation or similar rights shall not exceed ten percent (10%) of the issued and outstanding Common Stock of the Company as of the date hereof.

         "Subordinated Notes" means the 11.50% Subordinated Notes due October 3, 2004 issued by the Company pursuant to the Existing Purchase Agreement.

         "Subsidiary", with respect to any Person, means any corporation, association or other entity controlled by such Person. For purposes of this definition, "control" with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company which may now or hereafter exist.

         "Swiss Re" means Swiss Reinsurance America Corporation, a New York corporation.

         "Swiss Re Holder" means, so long as such person is holding Preferred Shares, Warrants and/or Warrant Shares, Swiss Re and any transferee obtaining such Preferred Shares, Warrants and/or Warrant Shares from a Swiss Re Holder as permitted hereunder.

         "Swiss Re Reinsurance Binder" has the meaning set forth on Schedule B hereto.

         "Swiss Re Letter Agreement" has the meaning set forth on Schedule B hereto.

         "Swiss Re Services Agreement" has the meaning set forth on Schedule B hereto.

         "Tower Hill" means Tower Hill, Inc., a Delaware corporation.

         "Tower Hill Receivables Financing" means the securitization of premium finance receivables on commercially reasonable terms of Tower Hill, NPP or a new Subsidiary to be established pursuant to the Gulkin Transaction in the manner contemplated in that certain letter of William Magid, Vice President, Chase Securities, Inc., to Jerome Gordon, Managing Director, Lutine Corporation, dated September 3, 1996, and which securitization shall not require expenditure by the Company of an aggregate amount in excess of two percent (2%) of the total financing commitment, provided that such amount (excluding legal, accounting and other professional fees of up to $350,000 in the aggregate) shall in no event exceed $1,000,000.

         "Warrants" has the meaning set forth in Section 1.2(a) hereof.

         "Warrant Shares" means the shares of the Company's Common Stock obtained or obtainable upon exercise of the Warrants and shall also include any capital stock or other securities into which Warrant Shares are changed or for which such Warrant Shares may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any Warrant Shares. In the event that any Warrant Shares are sold either in a public offering pursuant to a registration statement under Section 6 of the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Warrant Shares shall not be entitled to any benefits under this Purchase Agreement with respect to such Warrant Shares.

         (b) For all purposes of this Purchase Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Purchase Agreement as a whole and not to any particular Section or other subdivision;

         (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (except as otherwise expressly provided herein);

         (iii) all computations provided for herein shall be made in accordance with GAAP (except as otherwise expressly provided herein);

         (iv) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate;

         (v) all references herein to actions by the Company or any Subsidiary, such as "create", "sell", "transfer", "dispose of", etc., means such action, whether voluntary or involuntary, by operation of law or otherwise;

         (vi) the exhibits and schedules to this Purchase Agreement shall be deemed a part of this Purchase Agreement;

         (vii) each of the representations and warranties of the Company contained in Section 5 hereof is separate and is not limited, qualified or modified by the existence, wording or satisfaction of any other representation or warranties of the Company in
                Section 5 or otherwise;

         (viii) each of the covenants of the Company contained in Sections 7, 8 and 9 hereof or otherwise contained in the Other Transaction Documents or the Securities is separate and is not limited or satisfied by the existence, wording or satisfaction of any other covenant of the Company in Sections 7, 8 or 9 or otherwise; and

         (ix) all references herein (in covenants or otherwise) to any action(s) which are to be taken (or which are prohibited from being taken) by any Person, the Company or any Subsidiary shall apply to such Person, the Company or such Subsidiary, as the case may be, whether such action is taken directly or indirectly.


SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each Purchaser as follows as of the date hereof and as of the Closing Date:

         5.1. Corporate Existence, Power and Authority.

              (a) The Company and each Subsidiary is a corporation or limited liability company duly organized, validly existing and, except with respect to the Subsidiaries as set forth on Part B of Schedule 5.1, in good standing under the laws of its state or other jurisdiction of incorporation. The Company and, except as set forth on Part A of
Schedule 5.1, each Subsidiary, is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any material property or in which the conduct of its business requires it to be so qualified or licensed.

              (b) No proceeding has been commenced looking toward the dissolution or merger of the Company or any Subsidiary. Except for the amendments effected by the filing of the Certificate of Designations and except as contemplated by Section 8.15 hereof and except as set forth in part B of
Schedule 5.1, no proceeding has been commenced looking toward the amendment of the respective certificate or articles of incorporation of the Company or any Subsidiary (as the case may be). Neither the Company nor any Subsidiary is in violation in any respect of its certificate or articles of incorporation or by-laws.

              (c) The Company and each Subsidiary has all requisite power, authority (corporate and other) and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

              (d) The Company and each Subsidiary has all requisite power, authority (corporate and other) and legal right to execute, deliver, enter into, consummate and perform the transactions contemplated by this Purchase Agreement, each Other Transaction Document to which it is a party and the Securities to be or being issued by it (including without limitation the issuance by the Company of the Preferred Shares, the Warrants and the Warrant Shares as contemplated herein and therein). The execution, delivery and performance by the Company and each Subsidiary of this Purchase Agreement, each Other Transaction Document to which it is a party and the Securities to be or being issued by it (including without limitation the issuance by the Company of the Preferred Shares, the Warrants and the Warrant Shares as contemplated herein and therein) have been duly authorized by all required corporate and other actions. The Company has duly executed and delivered this Purchase Agreement and each Other Transaction Document and, at Closing, will duly execute and deliver the Warrants and the Preferred Shares. This Purchase Agreement and each Other Transaction Document constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Preferred Shares and the Warrants at closing will constitute, and the Warrant Shares when issued in accordance with the terms of the Warrants, will constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

         5.2. Capitalization.

              (a) The authorized capital stock of the Company consists of:
(i) 10,000,000 shares of Common Stock, par value $0.01 per share;
and, (ii) after giving effect of the Certificate of Designations, 25,000 shares of Series A Preferred Stock. Items (a) and (b) of Schedule 5.2 sets forth
(x) the number of shares of Common Stock issued and outstanding on the Closing Date and certain owners thereof, and (y) the shares of Series A Preferred Stock of the Company that will be issued and outstanding on the Closing Date and the owners thereof, which ownership in each case is free and clear of all Liens, options, restrictions, claims or third party rights of any kind (other than those created by such owner). At Closing, all of such shares of capital stock will be duly authorized and validly issued and will be outstanding and fully paid and non-assessable. All of the shares of the Company's Common Stock issuable upon exercise of the Warrants will, when issued, be duly authorized, validly issued, fully paid and non-assessable. None of the shares of the Company's capital stock or other securities which will be outstanding at Closing, or which will be outstanding upon exercise of the Warrants, will be subject to preemptive rights or provide the holders thereof with any preemptive rights with respect to any issuance of capital stock. On the Closing Date, no other shares of capital stock of the Company will be outstanding or held in the Company's treasury.

              (b) Except as set forth on item (c) of Schedule 5.2, the only shares of the Company's Common Stock reserved for issuance by the Company are shares to be issued upon the exercise of the Warrants.

              (c) Except as set forth on item (d) of Schedule 5.2, there are no outstanding options, warrants, subscriptions, rights, calls, convertible securities or other agreements or plans or any provision of law under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

              (d) Except as set forth on item (e) of Schedule 5.2, and except as provided in the Registration Rights Agreement, there are no outstanding registration rights with respect to any capital stock of the Company or of any Subsidiary.

              (e) Except as provided in the Stockholders' Agreement, there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Company or any Subsidiary.

              (f) Except as set forth on item (f) of Schedule 5.2, and except as provided by the terms of the Warrants, there are no anti-dilution protections or other adjustment provisions in existence with respect to any outstanding capital stock of the Company.

              (g) The Certificate of Designations has been duly adopted by the Company and is fully effective as an amendment to the Company's Certificate of Incorporation. The Preferred Shares have all the rights, priorities and terms set forth in the Certificate of Designations.

         5.3. Subsidiaries.

              (a) The Company's only Subsidiaries on the Closing Date will be those set forth on Schedule 5.3 hereto. Such Subsidiaries are owned by the Company as set forth on Schedule 5.3 hereto. Neither the Company nor any Subsidiary has any Investments in any other

Person except that the Company owns 93.33% of the common stock of Quaker City Holdings, Inc., a Delaware corporation. The remaining 6.67% of the common stock of Quaker City Holdings, Inc. is owned by preferred agents.

              (b) All outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and is owned beneficially and of record by the Company free and clear of all Liens, options or claims of any kind, provided, however, that Quaker City and Quaker City Insurance Company, a Pennsylvania domestic property and casualty insurance company, are not wholly owned Subsidiaries. There are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which any Subsidiary may become obligated to issue, sell shares of its capital stock or other securities.

              (c) Except as set forth on Schedule 5.3, there are no restrictions (whether by charter, agreement, instrument, statute (other than the governing corporate law of the jurisdiction of incorporation), rule, regulation, judgment, decree, order or otherwise) that may affect or limit the ability of any Subsidiary to pay dividends to the Company of such Subsidiary's earnings (as reported in financial statements prepared under GAAP).

         5.4. Business.

              The Company is a property and casualty insurance holding company for the Insurance Subsidiaries and certain other Subsidiaries. The Company does not currently engage in, and it has no intention of engaging in, any other business. The Insurance Subsidiaries are primarily engaged in providing standard and preferred personal and commercial auto insurance and the other Subsidiaries are engaged in the business of providing premium finance, reinsurance brokerage and insurance management services to the Insurance Subsidiaries and other Persons engaged in the business of writing property and casualty insurance. Neither the Insurance Subsidiaries nor any of the other Subsidiaries currently engages in, or has any intention of engaging in, any other business.

         5.5. No Defaults or Conflicts.

              (a) Neither the Company nor any of its Subsidiaries is in material violation of or material default in any respect under (and is not in default in any respect regarding any Indebtedness) any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound. Neither the Company nor any of its Subsidiaries is in default under any order, writ, injunction, judgment or decree of any court or other Governmental Authority or arbitrator(s) which default could have a Material Adverse Effect.

              (b) There are no Redemption Events currently existing and there are no conditions or events which, with notice or lapse of time or both, would constitute a Redemption Event.

              (c) The execution, delivery and performance by the Company and each Subsidiary of this Purchase Agreement, each of the Other Transaction Documents to which it is a party and of the Securities to be or being issued by it, and any of the transactions contemplated hereby or thereby (including without limitation the issuance of the Preferred Shares, the Warrants and the Warrant Shares as contemplated herein and therein and the subsequent ownership of the Securities by the Purchasers) does not and will not (i) violate or conflict with, result in a breach of, or constitute a default under (with or without the giving of notice or the passage of time or both) any provision of
(A) the respective articles or certificate of incorporation or by-laws of the Company or any of its Subsidiaries or (B) any law, rule, regulation or order of any Governmental Authority (including without limitation the Securities Act, the Exchange Act, all applicable state securities laws, the Clayton Act and the Sherman Act), or any order, judgment, writ, injunction, decree, award or other action of any court or Governmental Authority or arbitrator(s), or (C) any agreement, mortgage, indenture, franchise, license, permit or other instrument applicable to the Company or any of its Subsidiaries or any of their respective properties (including without limitation any Indebtedness), (ii) result in the creation of any Lien upon any of the Company's or any Subsidiary's properties, assets or revenues, (iii) except as set forth on Schedule 5.5 hereto, require the consent, waiver or approval of, or license, permit, order or authorization of, or the declaration, registration, qualification or filing with, any Governmental Authority or other Person (collectively, "Consents"), including, without limitation, any insurance regulatory authority, or (iv) except as set forth on Schedule 5.5 hereto, cause anti-dilution clauses of any outstanding securities to become operative or give rise to any preemptive rights.

         5.6. Disclosure Materials; Other Information.

              (a) The Company has previously furnished to each Purchaser the following material (the "Disclosure Material"): (i) audited consolidated financial statements of the Company and its Subsidiaries consisting of consolidated balance sheets as at December 31, 1995 and December 31, 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years ended December 31, 1995 and December 31, 1994 and the related notes thereto, all of which statements have been certified by Coopers & Lybrand L.L.P., independent certified public accountants;
(ii) unaudited consolidated financial statements of the Company consisting of consolidated balance sheets as at March 31, 1996 and June 30, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the period then ended and the related notes thereto; (iii) the Company's projections dated August 2, 1996 prepared for its 1996 fiscal year showing revenues, expenditures and cash flow for the Company and its Subsidiaries, together with projected consolidated statements of income, cash flow and balance sheets for the 1996, 1997 and 1998 fiscal years; (iv) the Company's Form 10-K for the year ended December 31, 1995, Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996 and all other reports, schedules, forms, statements and other documents filed by the Company with the Commission since December 31, 1995 (in each case, as amended since the time of filing); (v) true and complete copies of all filings made by the Company (or any Subsidiary) under applicable insurance holding company statutes; and (vi) true, complete and correct copies of all annual and quarterly statutory statements filed by the

Insurance Subsidiaries since December 31, 1995 and all examination reports of such authorities relating to the Company or any Subsidiary and formal responses thereto of the Company and its Subsidiaries. The audited and unaudited financial statements referred to in the preceding clauses (i) and (ii) above, the filings described in clause (v) and the statutory statements referred to in clause
(vi) above (including in each case the related notes and schedules) fairly present the financial condition of the Company and its Subsidiaries as of the respective dates thereof and the results of the operations of the Company and its Subsidiaries for such periods and have been prepared in accordance with GAAP or SAP, as the case may be, except that any such unaudited statements may omit notes and may be subject to normal year-end adjustments.

              (b) Since December 31, 1995, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course and (ii) except as set forth in items 1, 2 and 3 of Schedule 5.6, there has occurred no event that could have a Material Adverse Effect. As of the Closing Date, except as set forth in items 5 and 6 of Schedule 5.6 hereto, there are no liabilities or obligations of the Company or any Subsidiary which would be required to be provided for in a balance sheet of the Company as of either such date prepared in accordance with GAAP or SAP, as the case may be, other than liabilities provided for in the financial statements referred to in clause (ii) of Section 5.6(a) hereof. Since December 31, 1995, no amount or property has directly or indirectly been declared, ordered, paid, made or set aside for any Restricted Payment nor has any such action been agreed to.

              (c) Neither the Company nor any Subsidiary is aware of any obligations or liabilities, contingent or otherwise (including without limitation any tax liabilities due or to become due), of the Company or of the Subsidiaries that have not been fully disclosed and adequately provided for in the financial statements referred to in Section 5.6(a) above or otherwise disclosed in items 4, 5 and 6 of Schedule 5.6 hereto, other than liabilities arising in the ordinary course of business subsequent to December 31, 1995, none of which would have a Material Adverse Effect.

              (d) The Company has filed all required reports, schedules, forms, statements and other documents with the Commission since December 31, 1992 (such reports, schedules, forms, statements and other documents, together with all registration statements filed by the Company or its Subsidiaries with the Commission since December 31, 1992, in each case, as such documents have been amended since the time of their filing) (all such documents referred to herein as the "SEC Documents"). As of their respective filing dates (or, if amended, as of the date of the filing of such amendment), the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents. None of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (e) The financial projections included in the Disclosure Material conform with the internal operating forecasts of the Company and its Subsidiaries, are mathematically accurate, were based on reasonable assumptions when made and have been prepared in good faith.

              (f) Nothing has come to the attention of the Company or any Subsidiary that would cause it to believe that any of the Disclosure Material contained or contains a false or misleading statement of a material fact or omits to state any material fact necessary in order to make the statements made in such material, in light of the circumstances under which they were made, not misleading.

              (g) Since December 31, 1995, there has been no Material Adverse Effect, and, except as set forth in items 1, 2 and 3 of Schedule 5.6, there is no fact known to the Company or any Subsidiary, and there are no existing circumstances, which could reasonably be expected to have a Material Adverse Effect.

         5.7. Litigation.

              Except as set forth in Schedule 5.7, there is no action, suit, arbitration, proceeding, investigation or claim pending or, to the knowledge of the Company or its Subsidiaries, threatened, in law, equity or otherwise before any court, administrative agency, Governmental Authority or arbitrator which either (i) questions the validity of this Purchase Agreement, any of the Other Transaction Documents or the Securities or any action taken or to be taken pursuant hereto or thereto, (ii) could have a Material Adverse Effect, or
(iii) would be required to be, but has not previously been, described in any filing by the Company with the Commission. The Company has no knowledge of any unasserted claim that, if asserted, could have a Material Adverse Effect.

         5.8. Taxes.

              The Company and each Subsidiary has duly and timely filed all federal, state, local, foreign and other tax returns, statements, forms and reports, and any other returns (including information returns), statements, forms and reports with all Governmental Authorities required to be filed by it and all such returns are complete and correct. The Company and each Subsidiary has paid or caused to be paid all taxes, fees, assessments and other governmental charges or levies (including interest and penalties) that are due and payable (whether or not shown on any such return), except those which are being contested by it in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on its books in accordance with GAAP or SAP, as the case may be. The Company and each Subsidiary has withheld and paid all taxes required to have been withheld and paid, including taxes in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. Neither the Company nor any Subsidiary has any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by it in accordance with GAAP or SAP, as the case may be. There are no applicable taxes, fees or other governmental charges payable by the Company or any

Subsidiary in connection with the execution and delivery of this Purchase Agreement or the Other Transaction Documents or in connection with any of the transactions contemplated hereby or thereby (including without limitation the issuance of the Preferred Shares, the Warrants and the Warrant Shares as contemplated herein and therein).

         5.9. Employee Benefit Plans.

         All Benefit Plans are listed on Schedule 5.9, and to the extent requested by any Purchasers, copies of all such written plans and policies, written descriptions of all such oral plans and policies, and all other documentation relating to such plans and policies have been delivered to such Purchasers. Except as disclosed on Schedule 5.9, (a) each Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with its terms and the requirements of all applicable laws, including ERISA and the Code, and each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code; (b) no Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code; (c) no liability has been incurred or is reasonably expected to be incurred under Title IV of ERISA by any party with respect to any Benefit Plan, or any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate (other than PBGC premium payments); (d) neither the Company nor any ERISA Affiliate has incurred any liability for any tax imposed under Section 4971, 4972, 4974, 4975, 4976, 4977, 4978, 4978B, 4979, 4979A, 4980 and 4980B of the Code or civil liability under
Section 502(i) or (l) of ERISA; (e) the "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA; (f) no Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA; (g) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Title I of ERISA or
Section 4980B of the Code or other applicable state law, or pursuant to an Employee Pension benefit plan as defined by Section 3(2) of ERISA, (h) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA Affiliate since the effective date of said Section 4043; (i) no benefit under any Benefit Plan, including without limitation any severance or parachute payment plan, practice, policy or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Purchase Agreement or any Other Transaction Document; (j) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan; and (k) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made as of the Closing Date, and all benefits accrued but not payable under any Benefit Plan will have been accrued or otherwise adequately reserved in accordance with GAAP or SAP, as the case may be, as of such date and the Company will have performed by the Closing Date all obligations required to be performed as of such date under all Benefit Plans. The transactions contemplated by this Agreement will not trigger or cause to be made or provided in any way (either directly or indirectly) any payments, or result in the acceleration or other increase in any vesting of rights or other benefits of any kind whatsoever, under (i) any Benefit Plan (including but not limited to the Home State Holdings Inc. 1993 Stock Incentive Plan), and (ii) any employment, consulting, severance or similar agreements or arrangements, whether formal or informal, whether written or oral.

         5.10. Legal Compliance.

               (a) The Company and each Subsidiary has complied with all applicable constitutions, statutes, laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees, rulings, charges or demands, except to the extent that the failure to so comply could not have a Material Adverse Effect.

               (b) There are no adverse orders, judgments, writs, injunctions, decrees, rulings, charges or demands of any court or administrative body, domestic or foreign, or of any other governmental Authority, outstanding against the Company or any Subsidiary.

         5.11. Environmental Compliance.

               (a) The Company and each Subsidiary has obtained and holds all necessary Environmental Permits.

               (b) The Company and each Subsidiary is in compliance in all respects with all terms, conditions and provisions of all applicable
(i) Environmental Permits, and (ii) Environmental Laws.

               (c) There are no past, pending, or to the knowledge of the Company or any Subsidiary, threatened Environmental Claims against the Company or any Subsidiary, and neither the Company nor any Subsidiary is aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against the Company.

               (d) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Site and no Hazardous Materials are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim against the Company or any Subsidiary.

               (e) Neither the Company, any Subsidiary, any predecessor of the Company or any Subsidiary, nor any entity previously owned by the Company or any Subsidiary, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which could result in an Environmental Claim against the Company or any Subsidiary.

               (f) There are no Liens relating to an Environmental Claim on the assets or property of the Company or any Subsidiary arising under or pursuant to any Environmental Law on any Site and, to the Company's or any Subsidiary's knowledge, there are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use, or transferability of any Site.

               (g) There are no (i) underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl containing equipment, or (iii) asbestos containing material at any Site, which could result in an Environmental Claim against the Company or any Subsidiary.

               (h) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Company or any Subsidiary with respect to any Site.

         5.12. Status Under Certain Statutes.

         Neither the Company nor any Subsidiary is: (i) a "public utility company", or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", or an "affiliate" of such a "subsidiary company", as such terms are defined in the United States Public Utility Holding Company Act of 1935, as amended; (ii) a "public utility" as defined in the Federal Power Act, as amended; or, (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person", as such terms are defined in the United States Investment Company Act of 1940, as amended.

         5.13. Use of Proceeds; No Foreign Assets Control Regulation
Violation.

               (a) The Company will use the net proceeds realized from the sale of the Preferred Shares and the Warrants to increase the capital and surplus of the Insurance Subsidiaries and for no other purpose. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, or any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which both (i) was originally incurred to purchase any such margin stock or other securities and (ii) was directly or indirectly secured by such margin stock or other securities. None of the assets of the Company or any Subsidiary includes any such "margin stock", and neither the Company nor any Subsidiary has any present intention of acquiring any such "margin stock."

               (b) The transactions contemplated by this Purchase Agreement will not result in a violation of the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department, 31 CFR, Subtitle B, Chapter V, as amended, or any ruling issued thereunder or any enabling legislation or executive order granting authority therefor or relating thereto, and the proceeds of the sale of the Preferred Shares and the Warrants will not be used by the Company in a manner which would violate any such regulations.

         5.14. Outstanding Securities.

         All securities (as defined in Section 2(1) of the Securities Act) of the Company and each Subsidiary have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

         5.15. Permits, Filings, Licenses and Approvals; Intellectual Property and Other Rights.

               (a) The Company and, except as set forth in Schedule 5.15 each Subsidiary, owns or possesses and holds free from burdensome restrictions all franchises, licenses, (including without limitation licenses under all relevant insurance laws and regulations), permits, consents, approvals and other authorizations (governmental or otherwise), patents, patent rights, trademarks, trademark rights, tradenames, tradename rights and copyrights (each of which is listed on Schedule 5.15 hereto), and all rights and privileges with respect to any of the foregoing, as are necessary for the conduct of its business as now being conducted and as proposed to be conducted. Except as set forth in Schedule 5.15, neither the Company nor any Subsidiary is in default in any material respect under any of such franchises, licenses, permits, consents, approvals or other authority. The rights of (and use by) the Company and each Subsidiary with respect to such or any other patents, patent rights, trademarks, trademark rights, tradenames, tradename rights or copyrights do not conflict with or infringe any rights of others and no such claim of conflict or infringement has been asserted by any Person.

               (b) The Company and each of the Company's Insurance Subsidiaries have made all required filings under applicable insurance holding company statutes. Except as set forth in Schedule 5.15, each of the Company and its Subsidiaries has all necessary authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications of and from any insurance regulatory authorities ("Insurance Licenses") to conduct their businesses as currently conducted and all such Insurance Licenses are valid and in full force and effect. Schedule 5.15 hereto lists each order and written understanding or agreement of or with the applicable authorities currently in effect and applicable to the Company of any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notifications (which notification has not been withdrawn or otherwise resolved prior to the date of this Purchase Agreement) from any insurance regulatory authority to the effect that any additional Insurance License from such insurance regulatory authority is needed to be obtained by any of the Company or any of its Subsidiaries. Each Insurance

Subsidiary is in compliance with the requirements of the insurance laws and regulations of any jurisdictions which are applicable to such Insurance Subsidiary, and has filed all notices, reports, demands or other information required to be filed thereunder.

         5.16. Properties.

               (a) The Company does not own, and no Subsidiary owns, any real property. The Company and each Subsidiary has good and marketable title to its assets and other properties (including tangible and intangible personal property) free and clear of all Liens other than Permitted Liens. Certain real property used by the Company or its Subsidiaries in the conduct of their respective businesses is held under lease, as identified on Schedule 5.16 hereto.

               (b) The Company and each Subsidiary has the right to and does enjoy peaceful and undisturbed possession under all leases pursuant to which it leases property. Neither the Company nor any Subsidiary is aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. All such leases are valid and in full force and effect, and none of such leases is in default.

               (c) None of the properties owned or leased by the Company or any of its Subsidiaries is subject to any Liens which could result in a Material Adverse Effect.

         5.17. Insurance Coverage.

         There is in full force and effect one or more policies of insurance issued by financially sound and reputable insurance companies with an A.M. Best rating of A- (Class IX) or better, insuring (i) the Company and its Subsidiaries, their properties and business and (ii) the directors and executive officers of the Company and its Subsidiaries, against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar businesses of similar size and similarly situated. All insurance policies and programs maintained by or on behalf of the Company and the Subsidiaries are separately identified and disclosed on Schedule 5.17 hereto. The Company and its Subsidiaries have not been refused any insurance coverage, and existing insurance coverage of directors and executive officers of the Company and its Subsidiaries sought or applied for, and the Company and its Subsidiaries have no reason to believe that they will be unable to renew their existing insurance coverage upon terms at least as favorable as those presently in effect.

         5.18. Key Employees; Labor Matters.

         The Company and each Subsidiary has good relationships with its employees and has not experienced and does not expect to experience any substantial labor problems. Neither the Company nor any Subsidiary has any knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company or of any Subsidiary. No employee of the Company or any Subsidiary is represented by a labor union or organization, no labor union or organization has been certified or recognized as a representative of any such employee, there are no pending or, to the knowledge of the Company, threatened representation campaigns concerning union representation involving any employee or efforts of any labor union or organization (or representatives thereof) to organize any employees.

         5.19. Indebtedness.

         Item 1 of Schedule 5.19 hereto sets forth (i) the amount of all Indebtedness of the Company or any Subsidiary, individually (as to each outstanding obligation) in excess of $225,000, outstanding on the Closing Date,
(ii) any Lien with respect to such Indebtedness and (iii) a description of each instrument or agreement governing such Indebtedness. No default exists with respect to or under any such Indebtedness or any instrument or agreement relating thereto and no event or circumstance exists with respect thereto which (with notice or the lapse of time or both) could give rise to such a default.

         5.20. No Burdensome Agreements.

         To the best of the knowledge of the Company and its Subsidiaries, neither the Company nor any Subsidiary is a party to, or bound by (nor is any of its properties affected by), any (x) commitment, contract or agreement, any term of which has, or in the future could reasonably be expected to have, a Material Adverse Effect (except as set forth on Schedule 5.20), or (y) any contract or agreement with any Affiliate of the Company or of any Subsidiary, the terms of which are less favorable to the Company or such Subsidiary than those which might have been obtained, at the time such contract or agreement was entered into, from a Person who was not such an Affiliate.

         5.21. Solvency.

               (a) The Company and each of its Subsidiaries is and, immediately after giving effect to the issuance and sale of the Preferred Shares and the Warrants and the consummation of the other transactions contemplated hereby, will be, Solvent.

               (b) For purposes of this Section 5.21, the term "Solvent" means that:

                   (i) the Company's assets, at a fair valuation, exceed its
               total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) and the minimum statutory capital and surplus requirement on a consolidated basis;

                   (ii) each Subsidiary's assets, at a fair valuation, exceed its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) and the minimum statutory capital and surplus requirements;

                   (iii) the Company believes, based on current projections,
               which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect the Company's judgment based on present circumstances of the most likely set of conditions and most likely course of action for the period projected, that it and each of its Subsidiaries has sufficient cash flow to enable each of them to pay their respective debts as they mature; and

                   (iv) neither the Company nor any Subsidiary has an
               unreasonably small capital with which to engage in their respective anticipated businesses.

         (c) The "fair valuation" of the assets of the Company shall, for purposes of this Section 5.21, be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, and the "regular market value" shall be the amount which could be obtained for such property within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions.

         5.22. Information True and Accurate.

         None of the representations or warranties made by the Company or any Subsidiary in this Purchase Agreement (including all exhibits and schedules hereto) or in any Other Transaction Document or in any of the Securities, as of the date of such representations and warranties and as of the Closing Date, and none of the statements contained in each exhibit, schedule or report or any other information furnished by or on behalf of the Company or any Subsidiary to the Purchasers in connection with this Purchase Agreement or any Other Transaction Document as of the respective dates of such materials and as of the Closing Date, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

         5.23. No Brokers or Finders.

         Except for the fee of $100,000 (plus an amount equal to 1% of the proceeds received by the Company from Swiss Re in the event that Swiss Re exercises the option granted to it under Section 11.1) payable to Isis Consulting, Inc. ("Isis") by the Company pursuant to a letter agreement dated as of August 15, 1996 between the Company and Isis and as to which the Purchasers have no liability, none of the Company or its Subsidiaries has contracted for or otherwise arranged for the services of any Person who has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company or any of its Subsidiaries or any Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

         5.24. Interested Party Transactions.

         Except as disclosed on Schedule 5.24, no executive officer or director of the Company, or shareholder who is known to the Company to own of record or beneficially more than five percent (5%) of the Company's Common Stock, or immediate family member of any of the foregoing, has or has had, or will have either directly or indirectly, a material interest in any transaction, series of similar transactions or currently proposed transaction or series of similar transactions, to which the Company or any of its Subsidiaries is, was or is to be a party, in which the amount involved exceeds $50,000.

         5.25. Offering of Securities.

         Neither the Company, nor any agent or other Person acting on its behalf has, directly or indirectly, (i) offered any of the Securities or any other security of the Company or any Subsidiary (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person other than the Purchasers and other institutional investors each of which the Company reasonably believed was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Securities within the provisions of Section 5 of the Securities Act or the filing, notification or reporting provisions of any state securities laws.

         5.26. Disaster.

         Neither the business nor the properties of the Company or its Subsidiaries is currently affected (or has been affected at any time since December 31, 1995, by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), of a kind which (individually or in the aggregate) has or could have a Material Adverse Effect.

         5.27. Insurance Contracts; Reinsurance; Loss Reserves.

               (a) All insurance contracts written or issued by the Company or any of its Subsidiaries as now in force are in all respects, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities (and have not been objected to by such authorities within the period provided for objection), and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto. True, complete and correct copies of such forms have been furnished or made available to each Purchaser and there are no other forms of insurance contracts used in connection with the Company's and its Subsidiaries' business. Premium rates established by the Company or its Subsidiaries which are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

               (b) All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Subsidiary is a party or under which the Company or any Subsidiary has any existing rights, obligations or liabilities are in full force and effect. Neither the Company nor any Subsidiary, nor, to the Company's or any Subsidiary's knowledge, any other party to a reinsurance or coinsurance treaty or agreement to which the Company or any Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Purchase Agreement or the Other Transaction Documents. To the knowledge of the Company or any Subsidiary, the financial condition of no other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement.

               (c) The reserves for loss and loss adjustment expense liabilities set forth in any annual statement of the Company or any Subsidiary, in any quarterly statement and in any subsequent annual and quarterly statement of the Company or any Subsidiary after the date hereof were and in the future will be, determined in accordance with GAAP or SAP, as the case may be, and meets and in the future will meet all requirements of all applicable insurance statutes, laws and regulations. The reserves for loss and loss adjustment expense liabilities reflected in any annual statement, in any quarterly statements and in any subsequent annual and quarterly statement of the Company or any Subsidiary after the date hereof and established on the books of the Company or any Subsidiary for all future insurance and reinsurance losses, claims and expenses make or will make a reasonable provision for all unpaid loss and loss adjustment expense obligations of the Company and its Subsidiaries, including incurred but not reported reserves for loss and loss adjustment expense, under the terms of its policies and agreements. The Company and each of its Subsidiaries owns assets which qualify as admitted assets under the applicable insurance laws in an amount at least equal to the sum of all of their respective required insurance reserves and minimum statutory capital and surplus as required by such state laws.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS

         Each Purchaser hereby makes the representations and warranties to the Company contained in this Section 6.

         6.1. Corporate Power and Authority.

         Each Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Purchase Agreement and each Other Transaction Document to which it is a party. The execution, delivery and performance of this Purchase Agreement and each Other Transaction Document (to the extent to which it is a party thereto) by each Purchaser have been duly authorized by all required corporate actions. Each Purchaser has duly executed and delivered this Purchase Agreement and each Other Transaction Document to which it is a party, and this Purchase Agreement and each Other Transaction

Document (to the extent to which it is a party thereto) constitutes the legal, valid and binding obligation of each Purchaser enforceable against each such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

         6.2. Investor Suitability.

         Each Purchaser is purchasing the Preferred Shares and Warrants to be purchased by it for its own account, for investment purposes and not with a present view to any distribution thereof in violation of any applicable securities laws. It is understood that the disposition of each Purchaser's property shall at all times be within each Purchaser's control. If the Purchasers should in the future decide to dispose of any of their Preferred Shares, Warrants or Warrant Shares, it is understood that they may do so but only in compliance with the Securities Act and applicable securities laws. Each Purchaser is as of the date hereof and will be as of the Closing Date an "accredited investor" as defined in Rule 501(a) under the Securities Act.


SECTION 7. COVENANTS OF THE COMPANY REGARDING CERTAIN INFORMATION

        7.1. Financial and Business Information.

               (a) The Company will maintain, and cause each Subsidiary to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP or SAP, as the case may be.

               (b) The Company will deliver the following to each holder of any Securities, so long as such holder (i) is a holder of at least $500,000 in aggregate stated value of Preferred Shares or (ii) is a holder which holds (or has the right to obtain through the exercise of Warrants) at least 50,000 shares of Common Stock (each holder qualifying under clauses (i) or (ii), a "Qualified Holder"):

                   (i) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month, (x) updates of claim activities for the preceding month, (y) a consolidated and consolidating balance sheet of the Company as at the end of such month (if prepared) and (z) the related consolidated and consolidating statements of income and cash flow for such month and for the period from the beginning of the then current fiscal year to the end of such month (if prepared), in each case to be in reasonable detail, certified by the Chief Financial Officer or the President (or the Acting President if there is no President) of the Company and setting forth in comparative form (except for the consolidating information) the corresponding figures for the comparable period one year prior thereto (subject to normal year end adjustments) and the comparable figures included in the budget for such month (as delivered or modified pursuant to clause (iv) below);

                  (ii) Quarterly Financials. As soon as practicable, and in any event within forty-five (45) days after the close of each of the fiscal quarters of the Company, (x) a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and (y) consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the portion of the fiscal year ended with the end of such quarter, in each case in reasonable detail, certified by the Chief Financial Officer or the President (or the Acting President if there is no President) of the Company and setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments) and the comparable figures included in the budget for such quarter (as delivered or modified pursuant to clause (iv) below), together with a management analysis of any material differences between such results and the corresponding figures for such prior period and between such results and such budgeted figures;

                  (iii) Annual Financials. As soon as practicable but not later than five (5) Business Days after their issuance, and in any event within ninety (90) days after the close of each fiscal year of the Company, (x) a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and (y) consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year, all such balance sheets and statements to be in reasonable detail and certified without qualification by (and accompanied by an opinion of) Coopers & Lybrand L.L.P. or other independent public accountants of recognized national standing selected by the Company and reasonably satisfactory to each Purchaser and such statements shall be accompanied by a management analysis of any material differences between the results for such fiscal year and the corresponding figures for the preceding fiscal year and between the budgeted figures (as delivered or modified pursuant to clause (iv) below) and the results for such year;

                  (iv) Budgets. As soon as practicable, and in any event no later than forty-five (45) days prior to the beginning of each fiscal year of the Company (other than fiscal year 1997 with respect to which such budget will be delivered thirty (30) days prior to the beginning of such fiscal year), a budget for such fiscal year prepared on a monthly basis regarding the Company's operations and capital expenditures on a consolidated basis as well as the operations and capital expenditures of each of the Subsidiaries (and separately including a projected consolidated income statement, cash flow and balance sheet), together with an analysis of such budget prepared in reasonable detail by the Chief Financial Officer or the President (or the Acting President if there is no President) of the Company; and, within fifteen (15) days following their preparation, (1) any operating budget of the Company otherwise prepared and submitted to its Board and (2) any revisions or amendments made by the Company (and submitted to its Board) to any budget delivered under this clause (iv);

                  (v) Reports. As soon as practicable, copies of any annual, special or interim audit reports or management or comment letters with respect to the Company or any of its Subsidiaries or their operations submitted to the Company by independent public accountants;

                  (vi) Public Filings. As soon as practicable, copies of (x) all financial statements, proxy materials or reports sent to the Company's or any Subsidiary's stockholders, (y) any public or press releases and
         (z) all reports, forms, registration statements or other documents filed with the Commission pursuant to the Securities Act or the Exchange Act;

                  (vii) Board Materials. As soon as practicable and without duplication of any of the above items, all materials furnished, from time to time, to directors of the Company and any Subsidiary, as the case may be (including without limitation all communications and information furnished to such directors), and copies of minutes of meetings of the Board (and of any executive committees thereof) of the Company and any Subsidiary, except to the extent that such materials have been provided to any person appointed or designated by the Qualified Holder as a director of the Company (or as an observer on the Board of the Company) pursuant to the Stockholders' Agreement; provided that the Qualified Holder will not use any of such documents, reports or other information for any reason or purpose other than to review the affairs and financial condition of the Company in connection with such Qualified Holder's Investment in the Company and the compliance by the Company with the terms and provisions of this Purchase Agreement, the Other Transaction Documents and the Securities and will hold in confidence, unless required to disclose by judicial, regulatory or administrative process or by other requirements of law, all documents, reports or other information obtained from the Company, except to the extent that such documents, reports and other information have been
         (i) previously known on a nonconfidential basis by such Qualified Holder, (ii) in the public domain through no fault of such Qualified Holder or (iii) subsequent lawfully acquired by such Qualified Holder from sources other than the Company who, to the knowledge of such Qualified Holder, had such documents, reports and other information without any breach of any obligation of confidentiality; provided that any such Qualified Holder may disclose such documents, reports and other information to officers, directors, employees, accountants, counsel, consultants, advisors and agents of such Qualified Holder in connection with such Qualified Holder's review of such documents, reports or other information so long as such Persons are informed by such Qualified Holder to treat such information confidentially and not to use any of such documents, reports or other information for any reason or purpose other than in connection with such Qualified Holder's review.

                  (viii) Regulatory Filings. As soon as practicable, copies of all (x) filings made by the Company or any Subsidiary under insurance holding company statutes and (y) annual and quarterly statutory statements filed by the Insurance Subsidiaries and all examination reports of such authorities relating to the Company or any Subsidiary and formal responses thereto of the Company and its Subsidiaries.

                  (ix) Other Materials. As soon as practicable and without duplication of any of the above items, all materials furnished, from time to time, by or on behalf of the Company to any other holders of Indebtedness or of capital stock of the Company (including without limitation any compliance certificates furnished in respect of such Indebtedness); and

                  (x) Requested Information. As soon as practicable, such other information, as may reasonably be requested by a Qualified Holder, regarding the assets, properties, liabilities, business, affairs, results of operations, conditions (financial or otherwise) or prospects of the Company or any Subsidiary.

All such financial statements shall be prepared in accordance with GAAP or SAP, as the case may be (except for any change in accounting principles specified in the accompanying certificate and except that any interim financial statements may omit notes and may be subject to normal year-end adjustments) and shall be true and correct in all material respects as of the dated and for the periods stated therein.

              (c) Without limiting the foregoing provisions of this Section
7.1, the Company agrees that, if expressly requested in writing by any holder of any Securities, it will not deliver to such holder (until otherwise instructed by such holder) (x) any information or materials regarding the Company or any Subsidiary (whether described in this Section 7.1 or otherwise) that is non-public and (y) any information (whether or not included in clause (x)) which such holder specifies it does not want to receive.

         7.2. Communication with Accountants.

         The Company (on behalf of itself and each of its Subsidiaries) hereby authorizes each holder of any Securities to communicate, from time to time, directly with the independent certified public accountants for the Company or any Subsidiary and authorizes such accountants to disclose to such holders any and all financial statements and any other information of any kind that they may have with respect to the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary; provided, that such accountants may require that the Company be informed of any such disclosures. The Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 7.2.

         7.3. Inspection.

         The Company will permit each Qualified Holder and any authorized representative of such Qualified Holder to visit and inspect any of the properties of the Company and its Subsidiaries, to examine their respective books and records and to discuss with their officers their books and records and the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary, all at such reasonable times (upon 24 hours' notice) and as often as may be reasonably requested.

         7.4. Notices.

         The Company will give notice to all holders of Securities promptly after it learns (other than by notice from all of such holders) of the existence of any of the following:

              (a) any default or any event which could constitute a default under any Indebtedness (or under any indenture, mortgage or other agreement relating to any Indebtedness), which Indebtedness in an aggregate principal amount exceeds $100,000 (or the equivalent thereof in other currencies), in respect of which the Company or any Subsidiary is liable;

              (b) any Redemption Event, or any condition or event which, with notice or lapse of time or both, would constitute a Redemption Event;

              (c) any default by the Company or any of its Subsidiaries under any material agreement to which it is or such Subsidiary is a party;

              (d) any action or proceeding which has been commenced or threatened against the Company or any of its Subsidiaries and which, if adversely determined, could have a Material Adverse Effect;

              (e) any dispute which may exist between the Company or any of its Subsidiaries and any Governmental Authority which, individually or in the aggregate, has or could have a Material Adverse Effect;

              (f) with respect to any Benefit Plans or any Plan maintained at any time by, or contributed to by, an ERISA Affiliate: (i) any "reportable event" (as such term is defined in Section 4043(b) of ERISA) has occurred;
(ii) any "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code) has been incurred, or application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code; (iii) any Plan has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA; (iv) any plan has an unfunded current liability giving rise to a lien under ERISA or the Code; (v) any proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution; or
(vi) any liability (including any contingent or secondary liability) will or may be incurred to or on account of the termination or withdrawal under Section 4062, 4063, 4064 or 4975 of the Code or Section 409 or 502(i) of ERISA; or
(vii) any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) in connection with an "employee pension benefit plan" to which an exemption under Section 408 of ERISA or Section 4975(d) of the Code is not applicable, which in the case of clause
(i), (ii), (iii), (iv), (v), (vi) or (vii) may, either individually or in the aggregate, result in a liability which could have a Material Adverse Effect; and

              (g) any Release of a Hazardous Material at, to, on, in, from or under any real property owned, operated or leased by the Company which could have a Material Adverse Effect.

Such notice (i) with respect to clauses (a) and (b) above shall specify the nature and period of existence of any such default and what the Company proposes to do with respect thereto and (ii) with respect to (c),(d), (e), (f) and (g) shall specify the nature of any such matter referred to in such clause, what action the Company or any Subsidiary proposes to take with respect thereto and what action any other relevant Person is taking or proposes to take with respect thereto.


SECTION 8. AFFIRMATIVE COVENANTS

         The Company covenants and agrees as follows:


         8.1. Maintenance of Existence, Properties and Franchises; Compliance with Law: Taxes; Insurance.

         The Company will, and will cause each Subsidiary to:

              (a) maintain their respective existences, rights and other franchises in full force and effect;

              (b) maintain their respective tangible assets in good repair, working order and condition so far as is necessary or advantageous to the proper carrying on of their respective businesses;

              (c) comply in all respects with all applicable laws, rules, regulations, orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees, and maintain all permits, licenses, filings and other authorizations (including without limitation all authorizations of state departments of insurance or other insurance regulatory agencies); provided, that such compliance and/or maintenance shall not be necessary so long as (i) the applicability or validity of any such constitution, statute, law, order, rule, ruling, certificate, license, regulation, demand, judgment, writ, injunction, ruling, charge or decree shall be contested in good faith by appropriate proceedings and (ii) the failure to so comply (or maintain, as the case may be) will not have a Material Adverse Effect;

              (d) pay promptly when due all taxes, fees, assessments and other governmental charges imposed upon their respective properties, assets or income and all claims or indebtedness (including without limitation materialmen's, vendors', workmen's and like claims) which might become a lien upon such properties or assets; provided, that payment of any such tax, fee, assessment, charge, claim or indebtedness shall not be necessary so long as (i) the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate, shall have been established with respect thereto and (ii) the failure to make such payment will not have a Material Adverse Effect;

              (e) keep in full force and effect one or more policies of insurance issued by financially sound and reputable insurance companies (with an A.M. Best rating of A- (Class IX) or better) (i) insuring the Company and its Subsidiaries and their respective properties and businesses and (ii) insuring the directors and executive officers of the Company and its Subsidiaries (including, without limitation, the Default Directors and the Preferred Director) against losses and risks, and in such amounts as are customary in the case of corporations of established reputation engaged in the same or similar businesses of similar size and similarly situated; and

              (f) comply with all other obligations that it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due; provided, that such compliance shall not be necessary so long as (i) such obligations shall be contested in good faith by appropriate proceedings, and (ii) to the extent that any breach of such contract or agreement would not have a Material Adverse Effect.

              (g) act to promptly make the filings referenced, or otherwise rectify the matters set forth, in Item 1 of Schedule 5.15.

         8.2. Office for Payment Exchange and Registration; Location of Office; Notice of Change of Office.

              (a) So long as any of the Securities are outstanding, the Company will maintain an office or agency where Securities may be presented for payment, exchange, exercise, conversion or registration of transfer as provided in this Purchase Agreement. Such office or agency initially shall be the office of the Company as set forth in Section 17 hereof, subject to paragraph (b) of this
Section 8.2.

              (b) The Company shall give each holder of Securities at least twenty (20) days' prior written notice of any change in (i) the name of the Company as then in effect, or (ii) the location of the office of the Company required to be maintained under this Section 8.2.

         8.3. Fiscal Year.

         The fiscal year of the Company and its Subsidiaries for tax, accounting and any other purposes shall end on December 31 of each calendar year.

         8.4. Payment of Dividends by Subsidiaries.

         Subject to any required consent or approval from any applicable Governmental Authority, the Company will cause its Subsidiaries to pay dividends or make other distributions or advances to the Company, to the extent of funds legally available therefor, in sufficient amounts and at sufficient times to enable the Company to have sufficient earnings and funds to pay on a timely basis all amounts due with respect to the Securities and any other amounts due under this Purchase Agreement and the Other Transaction Documents.

         8.5. Directors.

         The Company shall take all actions (within its power) necessary to ensure that the Preferred Director and/or the Default Directors (as the case may be and as defined in the Stockholders' Agreement) are duly elected by the stockholders as members of the Board of the Company, all in the manner provided in the Stockholders' Agreement. Promptly after the Closing, the Company shall take all actions necessary to ensure that effective upon their election or appointment to the Board of Directors of the Company, the Preferred Director and the Default Directors, as the case may be, are insured directors under the directors and officers insurance policies maintained by the Company and its Subsidiaries for directors and officers (as required by Section 8.1(e) hereof).

         8.6. Environmental Matters.

              (a) The Company and each Subsidiary shall keep any property either owned, leased or operated by the Company or any Subsidiary free and clear of any Liens imposed for failure by the Company, any Subsidiary or any Person under the control or subject to the direction of the Company or any Subsidiary to comply with any environmental laws, regulations or ordinances (each, an "Environmental Lien"), and the Company and each Subsidiary, as the case may be, shall keep all such property in compliance with all Environmental Laws and Environmental Permits and free of Hazardous Materials (except as used in the ordinary course of the Company's or any Subsidiary's operations in compliance with Environmental
Laws); provided, however, that the Company and each Subsidiary shall have the right at its cost and expense, and acting in good faith, to contest, object or appeal by appropriate legal proceeding the validity of any Environmental Lien. The contest, objection or appeal with respect to the validity of an

Environmental Lien shall suspend the Company's obligation to eliminate such Environmental Lien under this paragraph pending a final determination by appropriate administrative or judicial authority of the legality, enforceability or status of such Environmental Lien; provided that the following conditions are satisfied: (i) contemporaneously with the commencement of such proceedings, the Company shall give written notice thereof to each holder of Securities; and
(ii) if under applicable law any real property or improvements thereon are subject to sale or forfeiture for failure to satisfy the Environmental Lien prior to a final determination of the legal proceedings, the Company or such Subsidiary must successfully move to stay such sale, forfeiture or foreclosure pending final determination of the Company's (or Subsidiary's) action.

              (b) The Company will, by administrative or judicial process or other appropriate manner enforce the obligations of any other Person who is potentially liable for damages, contribution or other relief in connection with asbestos abatement, Hazardous Material investigation or remediation at any Site or any off-Site location which abatement, investigation or remediation may result in any obligation or liability on the part of the Company or any Subsidiary.

              (c) The Company will defend, indemnify and hold harmless each current, former and future holder of Securities and its Affiliates from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, joint or several, and any costs, disbursements and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to its ownership or interest in the Securities and to (i) the presence, disposal, release, removal, discharge, storage or transportation of any Hazardous Material upon, into, from or affecting any Site; (ii) any judicial or administrative action, suit or proceeding, actual or threatened, relating to Hazardous Material upon, in, from or affecting any Site; (iii) any violation of any Environmental Law or Environmental Permit by the Company or any Subsidiary or any of their agents, tenants, subtenants or invitees; (iv) the imposition of any Environmental Lien for the recovery of costs expended in the investigation, study or remediation of any liability arising under Environmental Law of (or asserted against) the Company or any Subsidiary; or (v) any Hazardous Materials that were generated by the Company or any Subsidiary that were shipped off-Site for treatment, storage, handling or disposal. This Section 8.6(c) and Section 8.6(d) below shall survive any payment, conversion or transfer of any Securities and any termination of this Purchase Agreement.

              (d) To the extent that the Company or any Subsidiary is strictly liable without regard to fault under any Environmental Law, the Company's obligation to the holders of Securities under any of the indemnification provisions of this Purchase Agreement shall likewise be strict without regard to fault with respect to the violation of any Environmental Law, which results in any liability to any of the indemnified persons referred to in Section 8.6(c) above.

         8.7. Reservation of Shares.

         The Company agrees that there shall have been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants.

         8.8. Listing of Shares.

              (a) The Company will take all such actions as may be necessary, from time to time, to (i) maintain the listing of its Common Stock on The National Association of Securities Dealers, Inc. Automated Quotation System (the "Nasdaq System") or on a comparable system or national securities exchange, and
(ii) list the Warrant Shares on the Nasdaq System (or on a comparable system or exchange, as the case may be), as provided in the Registration Rights Agreement.

         8.9. Exchange Act Registration.

              (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Exchange Act), under Section 12(b) or Section 12(g), whichever is applicable, of the Exchange Act, with respect to the Company's Common Stock, and the Company will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or Section 12(g), whichever is applicable.

              (b) The Company will, upon the request of any holder of Securities, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted (i) to sell Warrant Shares pursuant to the provisions of Rule 144 and (ii) if the Company has filed a registration statement with respect to any Preferred Stock of the Company under Section 6 of the Securities Act or
Section 12(b) or Section 12(g) of the Exchange Act, to sell Shares pursuant to the provisions of Rule 144.

         8.10. Delivery of Information for Rule 144A Transactions.

         If a holder of Securities proposes to transfer any such Securities pursuant to Rule 144A, the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company and its Subsidiaries which is required to be delivered by such holder to any transferee of such Securities pursuant to Rule 144A.

         8.11. Press Releases.

         The Company shall submit any proposed press release, media alert, public announcement or other similar notice related to this Purchase Agreement, any Other Transaction Document or the Securities, or any transaction contemplated hereby or thereby, to each Purchaser for their respective approval (which approval shall not be unreasonably withheld) not less than three (3) Business Days prior to sending any such release, alert, announcement or notice. Each Purchaser shall provide the Company with comments with respect thereto, which comments shall be duly considered (and not unreasonably rejected) by the Company and its counsel.

         8.12. Insurance Company Regulations.

         The Company shall not, and shall not permit any of its Subsidiaries to, conduct any business in any jurisdiction where the conduct of such business would cause the holder of any Securities, solely by their acquisition or ownership of the Securities, to become subject to the jurisdiction of any insurance regulatory agency, or to become members of any insurance holding company system, as that term is defined under the holding company provisions of the insurance laws of such jurisdiction; provided that the parties hereto (other than Reliance) acknowledge that, so long as any of the Insurance Subsidiaries is subject to regulation as an insurance company, a Purchaser may be required to obtain Consents from applicable Governmental Authorities in connection with the exercise or conversion of the Warrants.

         8.13. Financial Status.

         The ratio between (i) net written premiums of the Company and its Subsidiaries on a consolidated basis for any fiscal year and (ii) the statutory surplus of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with SAP consistently applied, as of the end of such fiscal year shall be less than 2.5:1.0; provided, however, for all periods subsequent to December 31, 1996, such ratio shall be no greater than 2.0:1.0.

         8.14. Insurance Filings.

               (a) If at any time after the date hereof, any Purchaser shall be required to make any filing with, or obtain the Consent of, any Governmental Authority (including without limitation any insurance regulatory authorities of the states in which the Insurance Subsidiaries are organized and/or doing business) as a result of its ownership (either directly or indirectly through purchase, conversion, exercise or otherwise) of any Securities, the Company shall cooperate with (and cause its Subsidiaries to cooperate with) such Purchaser and its counsel in connection with any such filing or Consent (including without limitation any "Form A" filing), and the Company will take or cause to be taken all actions, and will do or cause to be done all things necessary under applicable laws and regulations to assist any such Purchaser in effectuating any such filing or obtaining any such Consent. In connection with any such filing or Consent, the Company shall cause its counsel to prepare and deliver to each Purchaser an opinion in substantially the form delivered hereunder.

               (b) The Company will pay all (i) costs and expenses incurred by each Purchaser in connection with preparing and producing any such filing, or obtaining any such Consent, and (ii) the out-of-pocket expenses incurred by each Purchaser in connection with any such filing or Consent, including the fees and disbursements of counsel to any such Purchaser.

               (c) The Company shall promptly notify each Purchaser of any event (including without limitation any redemption, repurchase or conversion of outstanding capital stock) or circumstance which could give rise to an obligation of the type described in clause (a) hereof.

         8.15. Charter Amendment.

               (a) The Company agrees that at the next annual stockholders meeting of the Company it will recommend to its stockholders, in the proxy to be distributed in connection with the convening of such stockholders meeting, that the Company's Certificate of Incorporation be amended to provide that (i) class voting be permitted for shares of capital stock of the Company, (ii) directors be subject to removal with or without cause, (iii) the following proviso contained in Section 4.8(b)(vi) of ARTICLE FOUR be deleted in its entirety:

                "; provided, however, that such series, if a voting series, shall be entitled to no more than one vote per share and shall not be entitled to vote as a class on any matter except so specifically required by law;"

(iv) the second sentence of Section 4.2 of ARTICLE FOUR be deleted in its entirety; (v) the word "shall" contained in the last sentence of Section 6.1(a) of ARTICLE SIX be deleted and replaced with the word "may"; (vi) the Certificate of Designations be amended and restated in its entirety to read as set forth on Exhibit H hereto; and (vii) the number of members of the Board of Directors be set at not less than eight (8) and no more than ten (10).

               (b) In the event that the stockholders fail to approve such proposed amendment, the Company shall recommend such amendment at the next succeeding annual meeting of stockholders. The Company shall provide drafts of its proxy materials to counsel for the Purchasers and shall afford Purchasers' counsel reasonable opportunity to comment thereon. The Company shall give due consideration to any comments which the Purchasers or their counsel may have.

         8.16. Default Directors.

               (a) The Company agrees that, upon the occurrence of a Redemption Default, it shall take all actions within its power, including without limitation seeking the resignation of directors, and use its best efforts to facilitate the election of each Default Director as provided in the Stockholders' Agreement.

               (b) Upon the occurrence of a Redemption Default, each of Swiss Re and Reliance shall have the right to deliver to the Company the resignations delivered to Swiss Re and Reliance, respectively, pursuant to Section 2.16 hereof, and upon such delivery by Swiss Re or Reliance, as the case may be, the Company shall accept such resignation forthwith and the director named in such resignation shall be deemed to have resigned. Upon the creation of any such vacancy or vacancies, the Company shall use its best efforts to have such vacancy or vacancies filled (pursuant to the Stockholders' Agreement) by the Default Director designated by the person delivering such resignation.


SECTION 9. NEGATIVE COVENANTS

         The Company covenants and agrees as follows:

         9.1.  Restricted Payments; Investments.

         Neither the Company nor any Subsidiary will, except in furtherance of its right to effect intercompany transfers pursuant to Section 9.2 hereof, declare or make or permit to be declared or made any Restricted Payment or any Investment; provided, however, that the Company and the Subsidiaries may make
(a) the Investment required in respect of The Tower Hill Receivables Financing (as limited in the definition thereof), (b) pursuant to the Gulkin Transaction, Investments and Restricted Payments up to, but not in excess of, $2,100,000 in the aggregate, (c) Restricted Payments to redeem or purchase the minority interests in Quaker City, provided that any such Restricted Payments shall not exceed an aggregate of $1,400,000, and (d) Permitted Acquisitions collectively aggregating in any fiscal year subsequent to fiscal year 1996 an amount not to exceed $2,000,000.

         9.2.  Sale of Substantial Portion of Assets; Subsidiaries.

               (a) Neither the Company nor any Subsidiary will sell, transfer, lease, exchange, convey or otherwise dispose of all or substantially all of the consolidated assets of the Company in a single transaction or series of related transactions to any Person (other than to the Company, Quaker City or any wholly-owned Subsidiary of the Company or Quaker City).

               (b) Neither the Company nor any Subsidiary will sell, transfer or otherwise dispose of any capital stock of any Subsidiary, except to the Company, Quaker City or any wholly-owned Subsidiary of the Company or Quaker City.

         9.3.  Indebtedness.

               (a) Neither the Company nor any Subsidiary will create, incur, assume or be or remain liable on any Indebtedness other than:

                   (i) Indebtedness represented by or incurred under the
            Securities;

                   (ii) Indebtedness by the Company incurred to make all
            payments required under the Purchase Agreement, the Other Transaction Documents and the Securities; provided, that the terms and provisions of such Indebtedness do not restrict the Company's or any Subsidiary's ability to perform its respective obligations under the Purchase Agreement, the Other Transaction Documents and the Securities;

                   (iii) Indebtedness of the Company and its Subsidiaries
            (A) set forth on Schedule 5.19 hereto and (B) incurred pursuant to the Gulkin Transaction and the Tower Hill Receivables Financing, but only to the extent set forth in Section 9.1 hereof, or extensions, renewals and refinancings of such Indebtedness; provided, that the principal amount of such Indebtedness being extended, renewed or refinanced does not increase (other than borrowings and reborrowings under lines of credit or other revolving credit facilities, whether or not committed, of the Company or any Subsidiary in the ordinary course of business);

                  (iv) Accounts payable to trade creditors for goods and
            services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of a Subsidiary's business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

                  (v) Indebtedness of the Subsidiaries under Capitalized Leases in an aggregate principal amount not to exceed $250,000 at any time outstanding; and

                  (vi) Indebtedness from time to time outstanding of the
            Company, Quaker City or any wholly-owned Subsidiary of the Company or Quaker City to the Company, Quaker City or any wholly-owned Subsidiary of the Company or Quaker City.

         9.4.  No Change in Business.

         The Company and each Subsidiary will preserve and keep in full force and effect its existence and the rights and franchises material to its business. The Company shall not (i) fail to preserve and keep (and cause each Subsidiary to preserve and keep) in full force and effect its existence and the rights and franchises material to the business of the Corporation and the Subsidiaries taken as a whole, or the Corporation or any Subsidiary individually,
(ii) materially change the nature or character of its business activities as a holding company for companies organized as insurance companies that primarily and predominantly engage in writing insurance or reinsuring risks underwritten by insurance companies ("Insurance Companies") and companies in the business of providing premium finance, reinsurance brokerage and insurance management services to Insurance Companies, (iii) permit any Subsidiary which is an Insurance Company to change materially the nature of its business from that of an Insurance Company, or (iv) permit any Subsidiary which is not an Insurance Company to engage in any business other than the business of providing premium finance, reinsurance brokerage and insurance management services to Insurance Companies.

         9.5.  Consolidation, Merger and Sale.

         Except in connection with the Gulkin Transaction (including the limitation on the aggregate expenditure which may be associated therewith pursuant to Section 9.1) neither the Company nor any Subsidiary may permit or agree to the sale, lease, transfer, exchange, conveyance or other disposition (whether through voluntary liquidation, dissolution, winding-up or otherwise) of all or substantially all of the consolidated assets of the Company and its Subsidiaries in a single transaction or series of related transactions to any Person (other than the Company, Quaker City or a wholly owned Subsidiary of the Company or Quaker City), or the consolidation or merger of the Company or any Subsidiary with or into any other Person (other than with or into the Company, Quaker City or a wholly owned Subsidiary of the Company or Quaker City) or the sale, transfer or other disposition of any capital stock of any Subsidiary (other than to the Company or another wholly owned Subsidiary of the Company or Quaker City).

         9.6.  Affiliate Loans and Guarantees.

         Neither the Company nor any Subsidiary may incur or permit to exist any of the following:

               (a) any obligation of the Company or of any Subsidiary to repay borrowed money owing to (i) any Affiliate of the Company, (ii) any Affiliate of any Subsidiary or (iii) any other holder of shares of the capital stock of the Company or of a Subsidiary; or

               (b) any obligation, to any Person, which obligation is assumed or guaranteed by the Company or a Subsidiary and which is an obligation of (i) any Affiliate of the Company, (ii) any Affiliate of any Subsidiary or (iii) any other holder of shares of the capital stock of the Company or of a Subsidiary (excluding, in the case of this clause (b), any obligation of the Company or of a wholly-owned Subsidiary which is not owed to an Affiliate of the Company or to an Affiliate of a Subsidiary or to any other holder of shares of the capital stock of the Company or of a Subsidiary).

This Section 9.6 shall not apply to (1) any obligations of the Company under this Purchase Agreement or with respect to the Securities (or under any other agreement or arrangement between the Company and any Purchaser, including without limitation under the Additional Agreements), (2) any Indebtedness identified on Schedule 9.6 hereto, (3) payments made to any officer or employee in the ordinary course of business of the Company as part of the compensation or benefits provided to such officer or employee pursuant to arrangements approved or ratified by the Board of the Company or as advances for bona fide, reasonable business expenses to be incurred on behalf of the Company or a Subsidiary, (4) payments made pursuant to the agreements with Affiliates maintained by the Company permitted under Section 9.7 hereof, in each case as in effect on the

Closing Date, and (5) obligations of the Company, Quaker City or any of the wholly-owned Subsidiaries of the Company or Quaker City, the payment of which would not constitute a Restricted Payment.

         9.7.  Transactions with Affiliates.

         Except for the Gulkin Transaction (which shall be limited as provided in Section 9.1), the Tower Hill Receivables Financing (as defined), the transactions among only the Company, Quaker City or wholly-owned Subsidiaries of the Company or Quaker City and the transactions described in the proviso to
Section 9.1 but subject to the limitations on Restricted Payments incorporated into such proviso to Section 9.1, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction or agreement (including without limitation the purchase, sale, distribution, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or of any Subsidiary unless such transaction or agreement (a) is approved by the Board of the Company, and (b) is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person who is not such an Affiliate.

         9.8.  Capital Expenditures.

         Without the prior approval of a majority of the Board of the Company, the Company and its Subsidiaries will not in the aggregate make Capital Expenditures (including expenditures under Capitalized Leases) in excess of $250,000 in any twelve month period or any single Capital Expenditure in excess of $50,000.

         9.9.  No Restrictions on Dividends by Subsidiaries.

         Except as set forth on Schedule 5.3, neither the Company nor any Subsidiary will create (or permit to exist) any consensual restrictions (whether by agreement or otherwise) that may affect or limit the ability of any Subsidiary to pay dividends or to make other distributions of any or all of its assets to the Company or to any Subsidiary; provided, however, the foregoing shall not be deemed to characterize dividend payments or other distributions as other than Restricted Payments, subject to all the limitations set forth in
Section 9.1 of this Purchase Agreement.

         9.10. Private Placement Status.

         Neither the Company nor any agent nor other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which (or which omission) would result in bringing the issuance or sale of the Preferred Shares, Warrant Shares or Warrants within the provisions of Section 5 of the Securities Act or the filing, notification or reporting requirements of any state securities law (other than in accordance with a registration and qualification of Warrant Shares under the Registration Rights Agreement).

         9.11. No Dilution or Impairment; No Changes in Capital Stock.

         The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Purchase Agreement, the Other Transaction Documents or the Securities. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the holders of the Securities (as such rights are set forth in this Purchase Agreement and the Other Transaction Documents and the Securities) against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value or the determined or stated value of any shares of Common Stock of the Company receivable upon the exercise of the Warrants to be increased, (b) will take all such action as may be necessary or appropriate in order that the Company may at all times validly and legally issue duly authorized, fully paid and nonassessable shares of the Company's Common Stock free from all taxes, Liens and charges with respect to the issuance thereof, upon the exercise of the Warrants from time to time outstanding, (c) will not take any action which results in any adjustment of the current exercise price under the Warrants if the total number of shares of the Company's Common Stock (or other securities) issuable after the action upon the exercise of all of the then outstanding Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise, (d) will not amend its certificate of incorporation to change any terms of its Common Stock, (e) except pursuant to a Stock Option Plan, will not have any authorized Preferred Stock other than Junior Preferred Stock and will not issue any Preferred Stock other than in accordance with Sections 9.13 and 9.15 hereof, and (f) will not create or establish (or make any grants or awards under) any phantom stock, stock appreciation rights or other equity equivalent plan whereby the Company or any Subsidiary agrees to pay any Person a percentage of, or an amount otherwise determined by reference to, the earnings of the Company or any Subsidiary, the value of their stock or the proceeds from a sale of their stock or upon their liquidation.

         9.12. Maintenance of Public Market.

         The Company will not proceed with a program of acquisition of its Common Stock, initiate a corporate reorganization or recapitalization or undertake a consolidation or merger or authorize, consent to or take any other action which would have the effect of:

               (a) removing the Company from registration with the Commission under the Exchange Act;

               (b) requiring the Company to make a filing under Section 13(e) of the Exchange Act;

               (c) reducing substantially or eliminating the primary public market for shares of Common Stock of the Company;

               (d) causing a delisting of the Company's Common Stock from the Nasdaq System (unless such stock is delisted as a result of being listed on a national securities exchange); or

               (e) if any shares of the Company's Common Stock are at any time listed on a national exchange, causing a delisting of such stock from such exchange.

         9.13. Issuances of Stock.

               (a) Except in furtherance of its right pursuant to Section 9.2(b), neither the Company nor any Subsidiary shall (i) create, authorize, issue or sell any Preferred Stock (except the Company may effect Permitted Sales of Series A Preferred Stock pursuant to Section 11.2 hereof, sales of Preferred Shares to Swiss Re pursuant to Section 11.1 hereof, sales of Preferred Shares pursuant to this Purchase Agreement or sales of Junior Preferred Stock), or
(ii) create, authorize, issue or sell any options, warrants, subscription rights, convertible securities or similar rights which have an exercise, conversion, or subscription price per share lower than the then current exercise price per share under the Warrants (before giving effect to such options, warrants, subscription rights, convertible securities or similar rights).

               (b) Except in furtherance of its right pursuant to Section 9.2(b), neither the Company nor any Subsidiary shall issue or otherwise transfer (excluding transfers recorded on the stock books of the Company to reflect stock transfers by a shareholder of the Company, which shareholder is not the Company or any Subsidiary), for whatever reason, (i) any capital stock of any Subsidiary, (ii) any option, warrant or other right to acquire, purchase or receive capital stock of any Subsidiary or (iii) other securities convertible into capital stock of any Subsidiary, whether or not such option, warrant or rights are immediately exercisable or such other securities are immediately convertible.

               (c) Neither the Company nor any Subsidiary shall (i) establish any new Plan which by its terms contemplates the creation, issuance or granting of any option, warrant or other right to acquire, purchase or receive capital stock of the Company or (ii) amend any Plan so as to increase the number of options, warrants or other rights to acquire, purchase or receive capital stock of the Company currently available under such Plan.

         9.14. Indebtedness Agreements.

         The Company will not amend or modify any existing agreement, respecting any Indebtedness, which amendment or modification restricts or prohibits (or was intended primarily to restrict or prohibit) the Company from making any payments under, or otherwise performing the Company's obligations under, this Purchase Agreement, the Other Transaction Documents and the Securities.

         9.15. Amendments to Charter; By-Laws; Other Agreements.

         The Company shall not (i) create, authorize, issue or sell (A) any class or series of capital stock ranking prior to or pari passu with the Preferred Shares as to dividends, registration rights or upon liquidation, dissolution or winding up or (B) any rights, options or other securities convertible, exercisable or exchangeable for or into, or having rights to purchase, any shares of capital stock described in Clause A hereof or (C) any class or series of capital stock with voting rights (other than the Series A Preferred Stock and the Common Stock currently authorized), (ii) except as contemplated by Section 8.15, amend the Certificate of Incorporation or By-Laws or in any manner, alter or change the powers, rights, privileges or preferences of the Securities, if such amendment or action would affect adversely the powers, rights, privileges or preferences of the holders of the Securities,
(iii) increase the number of Preferred Shares authorized for issuance, (iv) change the size of the Board of the Company except as permitted under the Stockholders' Agreement and except as contemplated by Section 8.15, (v) at any time after the Closing Date, issue any Preferred Shares except pursuant to Sections 11 and 17 hereof, or (vi) consent to or request any amendment, modification, supplement or waiver of any of the provisions of any agreement or instrument evidencing the rights of shareholders of the Company or the terms of (including the purchase and sale of) any form of capital stock of the Company.


SECTION 10. AMENDMENT OF AGREEMENT

         This Purchase Agreement may be amended or modified only by an instrument in writing executed by the Company and by each of the other parties hereto.


SECTION 11. PURCHASE OPTION; FUTURE SALES

         11.1. Swiss Re Purchase Option.

               (a) During the period following the Closing Date to and including March 31, 1997 (the "Option Period"), the Company shall afford Swiss Re the opportunity, and Swiss Re shall have the right and option exercisable in its sole discretion, to the exclusion of any other Person (including without limitation any other Purchaser or holder of Securities of the Company), to purchase up to the number of additional Preferred Shares and Warrants set forth on Schedule C hereof (the "Additional Securities") at the aggregate purchase price (as adjusted if less than all of the Additional Securities are to be purchased) set forth on such Schedule C. If such option is exercised pursuant to clause (b) hereof, the Additional Securities issued by the Company shall be issued under this Agreement (and such Additional Securities shall be deemed to be Securities hereunder) with documentation and agreements substantially the same as were delivered in connection with the purchase of the Securities hereunder, including the documents referred to in Section 11.1(c) hereof, and such Additional Securities shall have the same terms as (subject to required adjustments to the Warrant terms as set forth in the provisos below) the Preferred Shares and Warrants purchased pursuant to this Purchase Agreement and the Other Transaction Documents (including without limitation price per share, stated value, preferences and priorities, registration rights and covenants); provided, however, that the exercise price of any Warrants purchased pursuant to this Section 11.1(a) shall be the price equal to the exercise price of the then outstanding Warrants on the date of the closing of the sale of the Additional Securities as adjusted pursuant to the terms of such Warrants; and provided, further, that the number of shares of Common Stock available upon the exercise of such Warrants purchased pursuant to this Section 11.1(a) shall be 700,000.

               (b) Swiss Re may exercise its option to purchase Additional Securities under Section 11(a) hereof by giving written notice thereof to the Company at any time during the Option Period. Such notice shall specify (i) the number and type of Additional Securities to be purchased, and (ii) the proposed date of such purchase, which shall be no later than sixty (60) days following such exercise. Swiss Re shall be entitled to conduct the customary due diligence inquiries with respect to the purchase of Additional Securities and the Company agrees to cooperate with and facilitate such due diligence inquiries. Swiss Re shall have the right (upon notice to the Company) at any time prior to the proposed date of such purchase set forth in such notice to rescind its exercise of the option as a result of its review of the results of its due diligence inquiries, and upon delivery of such rescission notice Swiss Re shall have no obligation to purchase any Additional Securities. The parties shall use their respective best efforts to consummate the sale of Additional Securities to Swiss Re within sixty (60) days following receipt of notice from Swiss Re on terms provided in this Section 11.1; provided however that to the extent any Consents are required in connection with any such purchase of Additional Securities, Swiss Re shall be entitled to extend the proposed date of purchase.

               (c) At the closing of the purchase by Swiss Re of the Additional Securities, the Company shall deliver the following to Swiss Re:
(i) certificates evidencing the Additional Securities; (ii) an opinion of counsel to the Purchaser substantially in the form delivered with respect to the purchase of the Securities hereunder; (iii) a bring-down certificate with respect to the representations and warranties made hereunder dated as of the date of such sale and purchase; and (iv) such other documentation as is reasonably requested by Swiss Re and its counsel.

               (d) The exercise or failure by Swiss Re to exercise any rights provided by this Section 11 shall in no way prejudice the rights of Swiss Re or any other holder of Securities under the Purchase Agreement, any Other Transaction Document or the Securities.

               (e) In connection with any proposed purchase of Additional Securities by Swiss Re pursuant to this Section 11.1, the Company shall take (and shall cause each of its Subsidiaries to take) all necessary steps to
(i) obtain a license for Quaker City to write insurance in New Jersey and
(ii) effect the requisite flex rate filings, it being understood and agreed by the

Company that the failure to obtain a license for Quaker City to write insurance in New Jersey or the failure to effect the flex rate filings (with approval of such rates being obtained) shall be bases on which Swiss Re may elect to rescind its exercise of the option to purchase Additional Securities.

         11.2. Permitted Sales.

               (a) Subject to Section 11.2(c) hereof, in the event that
(i) Swiss Re fails to exercise the option provided under Section 11.1 hereof (the "Option") during the Option Period or (ii) Swiss Re notifies the Company in writing that it will not exercise such option during the Option Period, then the Company shall have the right, for a period of sixty (60) days following the earlier of the last day of the Option Period or the date when such notice is given (if any), to sell, on terms no more favorable than those available to Swiss Re, to one or more institutional investors (the "Investors") shares of Series A Preferred Stock and Warrants which were subject to the Option, but which were not purchased by Swiss Re during the Option Period (or as to which Swiss Re has notified the Company that it will not purchase) (such shares and Warrants, the "Available Securities").

               (b) Subject to Section 11.2(c) hereof, on and after October 4, 1996 until March 31, 1997, the Company shall have the right to sell, in addition to the Available Securities pursuant to Section 11.2(a) hereof, up to 10,000 shares of Series A Preferred Stock and warrants, (the "Second Round Securities") to one or more institutional investors (the "Second Round Investors"). The number of warrants which the Company may sell as Second Round Securities shall be limited to the lesser of 1,400,000 or such number of shares as shall on a fully diluted basis represent a percentage of the outstanding Common Stock of the Company equal to the product of 100 and a fraction, the denominator of which shall be the sum of (i) the estimated total stockholders' equity of the Company as of the end of the most recent fiscal quarter of the Company preceding the additional purchase by such Second Round Investors plus (ii) $10,000,000 plus
(iii) the amount of any other equity investment contemporaneous with Swiss Re's additional investment, and the numerator of which shall be 10,000,000. The exercise price of any warrants sold by the Company as Additional Securities shall be the exercise price of the then outstanding Warrants (as adjusted pursuant to the terms of such Warrants).

               (c) Any sale of Available Securities or of Second Round Securities shall be subject to the following conditions: (i) the closing of a sale pursuant to Section 11.2(a) shall occur during the sixty (60) day period set forth therein; (ii) the closing of a sale pursuant to Section 11.2(b) shall occur during the six (6) month period set forth therein; (iii) the Company shall notify Swiss Re and Reliance of any proposed Permitted Sale (defined below) at least ten (10) days prior to the closing thereof, such notice to identify the Investors or the Second Round Investors, to specify the number of Available Securities or Second Round Securities to be sold, to specify the purchase price therefor, to specify the other material terms of such Permitted Sale and to represent and warrant that such sale will constitute a Permitted Sale hereunder upon consummation thereof; (iv) the terms of any such sale shall be no more favorable to the Investors or the Second Round Investors than the terms offered to Swiss Re and Reliance under this Purchase Agreement; (v) the Available Securities and the Second Round Securities shall be issued with documentation and agreements substantially the same as were delivered in connection with the purchase of Securities hereunder; and (vi) each Investor and Second Round Investor shall become party to the Stockholders' Agreement (but shall not be entitled to designate a Preferred Director or Default Directors) as "Additional Stockholders". The term "Permitted Sale" means any sale of Available Securities or Second Round Securities effected in compliance with this Section 11.2.


SECTION 12. REMEDIES

               (a) The Company agrees to indemnify and hold each Purchaser and its Affiliates harmless from and against and will pay to each Purchaser the full amount of any loss, damage, liability or expense (including amounts paid in settlement and attorneys' fees and expenses) to such Purchaser resulting either directly or indirectly from any breach of the representations or warranties, or failure to perform any of the covenants or agreements of the Company or any Subsidiary contained in this Purchase Agreement, the Other Transaction Documents or any Securities.

               (b) In the case of a breach of any representation or warranty, or failure to perform any of the agreements or covenants of the Company or any Subsidiary contained in this Purchase Agreement, the Other Transaction Documents or any Securities, the holder of any Securities then outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement or covenant contained herein or therein or in such Security or for an injunction against a violation of any of the terms hereof or thereof or of such Security, or in aid of the exercise of any power granted hereby or thereby or by such Security or by law or for any other remedy (including without limitation damages).

               (c) All amounts payable by the Company in connection with the Securities shall be paid without counterclaim, set off, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

               (d) No course of dealing and no delay on the part of any holder of any Securities or any party to this Purchase Agreement in exercising any rights or remedies shall operate as a waiver thereof or otherwise prejudice such holder's or party's rights. No right or remedy conferred hereby or by the Other Transaction Documents by any Securities shall be exclusive of any other right or remedy referred to herein or therein in such Security or available at law, in equity, by statute or otherwise.

               (e) Holders of Securities shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this Purchase Agreement, the Other Transaction Documents or such Securities specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Purchase Agreement, the Other Transaction Documents or any Securities will cause irreparable injury to holders of Securities and that money damages will not provide an adequate remedy. Nothing contained herein shall be construed as prohibiting a holder of Securities from pursuing any other remedies available to such holder for such breach or threatened breach, including without limitation the recovery of damages from the Company.


SECTION 13. RESTRICTIONS ON TRANSFER

               (a) Each holder of a Preferred Share, Warrant or Warrant Share, by acceptance thereof, agrees that it will not sell or otherwise dispose of any Securities unless (i) such Securities have been registered under the Securities Act and, to the extent required, under any applicable state securities laws,
(ii) such Securities are sold in accordance with the applicable requirements and limitations of Rule 144 or Rule 144A and any applicable state securities laws,
(iii) if the Company has so requested, the Company has been furnished with an opinion, in form and substance reasonably satisfactory to the Company, from counsel to such holder (which counsel may be inside counsel of such holder) to the effect that registration under the Securities Act is not required for the transfer as proposed (provided that such opinion may be conditioned upon the transferee's assuming the obligations of a holder of Securities under this Section) or (iv) the Company has been furnished with a letter from the Division of Corporate Finance of the Commission to the effect that such Division would not recommend any action to the Commission if such proposed transfer were effected without a registration statement effective under the Securities Act. The Company agrees that within five (5) Business Days after receipt of any opinion referred to in (iii) above, it will notify the holder supplying such opinion whether such opinion is satisfactory to the Company's counsel.

               (b) The Company may endorse on all Preferred Share, Warrant and Warrant Share certificates a legend stating or referring to the transfer restrictions contained in paragraph (a) above; provided, that no such legend shall be endorsed on any Preferred Share, Warrant or Warrant Share certificates which, when issued, are no longer subject to the restrictions of this Section 13; provided, further, that if a transfer is made pursuant to clause (i), (ii) (other than pursuant to Rule 144A) or (iv) of paragraph (a) of this Section 13 or if an opinion of counsel provided pursuant to clause (iii) of paragraph (a) concludes that the legend is no longer necessary, the Company will deliver upon transfer Preferred Share, Warrant or Warrant Share certificates without such legends.


SECTION 14. EXPENSES

               (a) Whether or not the transactions herein contemplated are consummated, the Company will pay (i) the costs and expenses incurred by each Purchaser in connection with the preparation, production and negotiation of this

Purchase Agreement, the Other Transaction Documents and the issuance of the Securities and the furnishing of all opinions by counsel for the Company,
(ii) the out-of-pocket expenses incurred by each Purchaser in connection with the negotiation, execution and delivery of this Purchase Agreement, the Other Transaction Documents and the Securities and the transactions contemplated hereby and thereby, including the fees and disbursements of Morgan, Lewis & Bockius LLP (which fees are not contemplated to exceed $125,000), (iii) the fees and disbursements of counsel to each Purchaser in connection with any amendments to or modifications or waivers of or consents involving any provisions of this Purchase Agreement, the Other Transaction Documents or the Securities, or in connection with any other agreements between any Purchaser and the Company,
(iv) the fees and expenses of any investment banker, broker or finder involved with this Purchase Agreement or any of the transactions contemplated hereby, (v) the fees and expenses (including attorneys' fees and expenses) of any holder of Securities in enforcing its rights against the Company if the Company defaults in its obligations hereunder, under the Amendment or the Other Transaction Documents, (vi) the expenses incurred by any holder in connection with its exercise of any rights of inspection under Section 7.3 hereof, and (vii) the cost of delivering to each Purchaser's home office or depository (or to such other location or person as any Purchaser may otherwise instruct the Company in writing), insured to each such Purchaser's reasonable satisfaction, the Securities purchased by each Purchaser on the Closing Date.

               (b) In addition to all other sums due hereunder or provided for in this Purchase Agreement, the Company shall pay to the Purchasers or their agents, respectively, an amount sufficient to indemnify such persons (net of any taxes on any indemnity payments) against all reasonable costs and expenses (including reasonable attorneys, fees and expenses and reasonable costs of investigation) and damages and liabilities incurred by any such Purchasers or agents (each an "Indemnitee") pursuant to any investigation or proceeding against any or all of the Company, any Purchaser, or their agents, arising out of or in connection with this Purchase Agreement, the Other Transaction Documents, the Preferred Shares, the Warrant Shares or the Warrants (or any transaction contemplated hereby or thereby or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Purchase Agreement are consummated, which investigation or proceeding requires the participation of any such Indemnitee or is commenced or filed against any such Indemnitee or its agents because of this Purchase Agreement, the Other Transaction Documents, the Preferred Shares, the Warrant Shares or the Warrants or any of the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), other than any investigation or proceeding in which it is finally judicially determined that there was gross negligence or willful misconduct on the part of such Indemnitee or its agents which did not follow from, or was not taken by them in reliance upon, any of the Company's representations, warranties, covenants or agreements in this Purchase Agreement, the Preferred Shares or the Warrant Shares or the Warrants or in any other documents or instruments contemplated hereby or thereby or executed herewith or therewith or pursuant hereto or thereto. The Company shall assume the defense, and shall have its counsel (which counsel, however, shall be acceptable to the Indemnitees) represent any such Indemnitee and such agents in connection with, investigating, defending or preparing to defend any such action, suit, claim or proceeding (including any inquiry or investigation); provided, however, that any such Indemnitee shall have the right (without releasing the Company from any of its obligations hereunder) to employ its own counsel and either to direct its own defense or to participate in the Company's defense, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with such defense or (ii) the Company shall not have instructed its counsel to take charge of such defense or (iii) any such Indemnitee shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company or another Indemnitee, then in any of such events referred to in clauses (i), (ii) or (iii) such counsel fees and expenses (but only for one counsel for such Indemnitee or Indemnitees) shall be borne by the Company. Any settlement of any such action, suit, claim or proceeding shall require the consent of both the Company and such indemnified person (neither of which shall unreasonably withhold its consent).

               (c) The Company agrees to pay, or to cause to be paid, all transfer, recording, stock transfer, documentary, stamp and other similar taxes and fees levied under the laws of the United States of America or any state or local taxing authority thereof or therein in connection with the issuance, sale or subsequent transfer of the Securities (other than taxes in connection with a transfer by a holder of Securities which taxes are imposed on or measured by the net income of a holder of Securities) and the execution and delivery of this Purchase Agreement, any Other Transaction Documents and any other documents or instruments contemplated hereby or thereby and any modification of any of the Securities, this Purchase Agreement, and Other Transaction Documents or any such other documents or instruments and will hold each Purchaser harmless without limitation as to time against any and all liabilities with respect to all such taxes. The Company shall file all necessary documentation and returns with respect to such taxes.

               (d) The obligations of the Company under this Section 14 shall survive the Closing and any termination of this Purchase Agreement.


SECTION 15. HOME OFFICE PAYMENTS

         As long as any Purchaser or any institutional holder which is a direct or indirect transferee (as a result of one or more transfers) from such Purchaser shall be the holder of any Preferred Share, Warrant or Warrant Share, the Company will make all dividend payments, redemption payments, liquidation payments and other distributions (i) by check payable to the order of the holder of any Security duly mailed or delivered to such Purchaser at its address specified on Schedule A hereto or at such other address as such Purchaser or such other holder may designate in writing pursuant to Section 17 hereof, or
(ii) if requested by such Purchaser or such other holder, by wire transfer to such Purchaser's or such other holder's (or its nominee's) account at any bank or trust company in the United States of America, notwithstanding any contrary provision herein or in the Company's Certificate of Incorporation or By-Laws with respect to the place of payment. IF ANY PURCHASER HAS PROVIDED AN ADDRESS ON SCHEDULE A HERETO FOR PAYMENTS BY WIRE TRANSFER, THEN SUCH PURCHASER SHALL BE DEEMED TO HAVE REQUESTED WIRE TRANSFER PAYMENTS UNDER THE PRECEDING CLAUSE (ii) OF THIS SECTION 15. All such payments shall be made in U.S. dollars and in federal or other immediately available funds.


SECTION 16. EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED SECURITIES;
            REPLACEMENT

               (a) Subject to Section 13 hereof, at any time at the request of any holder of Preferred Shares, Warrant Shares or Warrants to the Company at its office provided in Section 8.2 hereof, the Company shall, at its expense (except for any transfer tax arising out of the exchange) issue and deliver (insured to such holder's reasonable satisfaction) to or upon the order of the holder in exchange therefor a new Preferred Share, Warrant Share or Warrant certificate or certificates of like tenor, in such amount or amounts as such holder may request, representing in the aggregate the number of Preferred Shares, Warrant Shares or Warrants represented by such surrendered certificate or certificates, and registered in the name of such holder or as such holder may direct.

               (b) Any Warrant certificate which is exercised for Warrant Shares, in whole or in part, shall be canceled by the Company, and no new Warrant certificates shall be issued in lieu of any Warrants which have been exercised for Warrant Shares. The Company shall issue a new Warrant certificate with respect to any Warrants which were not exercised for Warrant Shares and were represented by a certificate which was exercised in part.

               (c) Any Preferred Share certificate which is surrendered as payment, in whole or in part, of the exercise price for any Warrants, shall be canceled by the Company and no new Preferred Share certificates shall be issued in lieu of any Preferred Shares which have been so surrendered. The Company shall issue a new Preferred Share certificate with respect to any Preferred Shares which were not so surrendered in payment of the exercise price under any Warrant, but were represented by a Preferred Share certificate which was surrendered in part.

               (d) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Share or Warrant Share or Warrant certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (if requested by the Company and unsecured in the case of the Purchasers or an institutional holder), or in the case of any such mutilation, upon surrender of such Preferred Share, Warrant Share or Warrant certificate (which surrendered Preferred Share, Warrant Share or Warrant certificate shall be canceled by the Company), the Company will issue a new Preferred Share, Warrant Share or Warrant certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Preferred Share, Warrant Share or Warrant certificate as if the lost, stolen, destroyed or mutilated Preferred Share, Warrant Share or Warrant certificate were then surrendered for exchange.

SECTION 17. NOTICES

         Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, consents and other communications hereunder or with respect to any Security shall be in writing and shall be delivered personally, sent by reputable overnight express courier service (charges prepaid) or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to any Purchaser, at such Purchaser's address as set forth in Schedule A hereto or at such other address as such Purchaser may otherwise indicate in a written notice delivered to, (ii) to any other holder of a Security, at such address as the registered holder thereof may otherwise indicate in a written notice delivered to the Company in writing, or (iii) to the Company, at Three South Revmont Drive, Shrewsbury, New Jersey 07702, Attention: Chief Financial Officer, or at such other address as the Company may otherwise indicate in a written notice delivered to the Purchaser and to the other holders of Securities.

         Addresses may be changed upon notice of such change given as provided in this Section 17.


SECTION 18. MISCELLANEOUS

         18.1. Entire Agreement.

         This Purchase Agreement, the Other Transaction Documents and, upon the Closing, the Securities issued hereunder, together with any further agreements entered into by any Purchaser and the Company at the closing hereunder (or at any subsequent closing pursuant to Section 11 hereof), contain the entire agreement among the Purchasers and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

         18.2. Survival.

         All agreements, representations and warranties, covenants, and obligations of the Company and any Subsidiary contained in this Purchase Agreement, the Other Transaction Documents, the Securities or any document or certificate delivered pursuant hereto or thereto shall survive, and shall continue in effect following, the execution and delivery of this Purchase Agreement, the Other Transaction Documents, the closings hereunder and thereunder, any investigation at any time made by or on behalf of the Purchasers or by any other Person, the issuance, sale and delivery of the Securities, any disposition thereof and any payment, exercise conversion or cancellation of the Securities; provided, that Sections 8.3, 8.4, 9.1, 9.2, 9.5, 9.7, 9.8, and 9.9 shall terminate when no Preferred Shares or Warrants are outstanding. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

         18.3. Counterparts.

         This Purchase Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         18.4. Headings.

         The headings and captions in this Purchase Agreement and the table of contents are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

         18.5. Binding Effect, Benefit and Assignment.

               (a) The terms of this Purchase Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not.

               (b) The Company may not assign any of its obligations, duties or rights under this Purchase Agreement, except with each Purchaser's consent.

               (c) In addition to any assignment by operation of law, each Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Purchase Agreement or under the Securities to any permitted transferee of any or all of its Securities, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights each Purchaser would otherwise have under this Purchase Agreement or with respect to any remaining Securities held by such Purchaser or with respect to any indemnity or reimbursement rights (or with respect to any other provisions which expressly provide that they survive any termination of this Purchase Agreement).

         18.6. Severability

         Any provision hereof, of any Other Transaction Documents or of the Securities which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         18.7. Governing Law

         This Purchase Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

         18.8.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE ELECTION OF ANY PURCHASER OR ANY OTHER HOLDER OF SECURITIES, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS PURCHASE AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE SECURITIES MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENCE, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS PURCHASE AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, AND THE SECURITIES. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT THE ADDRESS OF THE COMPANY PROVIDED IN SECTION 17 HEREOF, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. AS AN ALTERNATIVE TO SERVICE OF PROCESS ON SUCH AGENT (WHETHER OR NOT ANY SUCH AGENT HAS BEEN APPOINTED), THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PURCHASERS OR ANY OTHER HOLDER OF SECURITIES TO BRING PROCEEDINGS OR OBTAIN OR ENFORCE JUDGMENTS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

         18.9. WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PURCHASE AGREEMENT, ANY OTHER TRANSACTION DOCUMENTS OR THE SECURITIES OR ARISING OUT OF ANY DEALINGS BETWEEN THE COMPANY AND THE PURCHASERS RELATING TO SUBJECT MATTER OF THIS TRANSACTION. THE COMPANY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PURCHASER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION,

INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS
OF) THIS PURCHASE AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE SECURITIES. IN THE EVENT OF LITIGATION, THIS PURCHASE AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY COURT.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the date first above written.

                                            HOME STATE HOLDINGS, INC.



                                            By: /s/ Mark Vaughn
                                                ------------------------------
                                                Name:  Mark Vaughn
                                                Title: Acting President





























                [Signature Page to Securities Purchase Agreement]

                                            Accepted and agreed to as
                                            of the date first above
                                            written by the undersigned
                                            Purchaser:


                                            SWISS REINSURANCE
                                             AMERICA CORPORATION



                                             By: /s/ Thomas L. Forsyth
                                                 -----------------------------
                                                 Name:  Thomas L. Forsyth
                                                 Title: Senior Vice President
                                                          and General Counsel


                                             RELIANCE INSURANCE COMPANY



                                             By: /s/ Albert A. Benchimol
                                                 -----------------------------
                                                 Name:  Albert A. Benchimol
                                                 Title: Vice President



         The undersigned acknowledges and agrees that any breach or threatened breach of the undersigned's obligations under this letter agreement will cause irreparable injury to you for which money damages will not provide an adequate remedy. Therefore, you shall be entitled to seek specific enforcement of any such obligations before any court having equity jurisdiction. The parties hereto acknowledge and agree that such remedy of specific performance shall be your sole remedy against the undersigned for a breach of his obligations hereunder. The undersigned agrees to waive any requirement that you post a bond in connection with the granting of any such remedy of specific enforcement.

         This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

         Please indicate your acceptance and agreement to the foregoing in the space provided below.

                                            /s/ Robert Abidor
                                            -----------------------------------
                                            Robert Abidor


SWISS REINSURANCE AMERICA CORPORATION

By /s/ Thomas L. Forsyth
   ----------------------------------
   Name:  Thomas L. Forsyth
   Title: Senior Vice President
          and General Counsel


RELIANCE INSURANCE COMPANY

By /s/ Albert A. Benchimol
   ----------------------------------
   Name:  Albert A. Benchimol
   Title: Vice President

                                                                     SCHEDULE A

                                   PURCHASERS


                                                   Number
                                                of Preferred           Number of          Aggregate
Name and Address of Purchaser                      Shares               Warrants        Purchase Price
-----------------------------                   ------------           ---------        --------------


1.  Swiss Reinsurance
     America Corporation                          5,000                700,000          $5,000,000

    (a) address for communications:

    Swiss Reinsurance American Corporation
    237 Park Avenue
    New York, New York  10017
    Attn:  General Counsel

  (b) address for payments by wire
        transfer:

        The Bank of New York
        Bk of NYC\CTR\BBK
        IOC 565 - Inst'l Custody
        ABA No.:  021 000 018
        Account:  Swiss Reinsurance America Corporation
        Account No.:  351850

       (providing sufficient information with such wire transfer to identify the source and application of such funds)

2.  Reliance Insurance Company                    5,000                700,000          $5,000,000

   (a) address for communications:

        Reliance Insurance Company
        c/o Reliance Group Holdings, Inc.
        Park Avenue Plaza
        55 East 52nd Street
        New York, New York 10055
        Attn: Treasurer

with copy to

Reliance Group Holdings, Inc.
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055
Attn: General Counsel

and

Reliance Reinsurance Corp.
4 Penn Center Plaza
Philadelphia, Pennsylvania 19103
Attn: President


   (b) address for payments wire transfer:

Bank of New York
IOC 566
ABA No.: 021 000 018
Account: Reliance Insurance Company
Account No.: 301564

       (providing sufficient information with such wire transfer to identify the source and application of such funds)

                                                                     SCHEDULE B

                               CERTAIN AGREEMENTS


1.  Swiss Reinsurance America Corporation

         The Company, on or prior to the Closing, shall have entered into the following agreements with Swiss Re, each of which shall be in form and substance satisfactory to Swiss Re:

                  Reinsurance Binders (as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Swiss Re Reinsurance Binders");

                  Services Agreement (as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Swiss Re Services Agreement"); and

                  Letter Agreement dated the date hereof pursuant to which Swiss Re Reinsurance Binders may be renewed, as from time to time obligating Home State, subject to specified terms and conditions, to renew the reinsurance arrangements entered into among Swiss Re, the Company and the Insurance Subsidiaries relating to the 1997 coverage year, as more fully described in the Reinsurance Binders (the "Swiss Re Letter Agreement").


2.  Reliance Insurance Company

         The Company, on or prior to the Closing, shall have entered into the following agreements with Reliance, each of which shall be in form and substance satisfactory to Reliance:

                  Reinsurance Agreement (as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Reliance Reinsurance Agreement"); and

                  Services Agreement (as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Reliance Services Agreement"); and

                  Bid Agreement (pursuant to which the Company will seek bids from Sterling Administrative Services, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Reliance, relating to administration services as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Sterling Bid Agreement").

                                                                     SCHEDULE C


                              ADDITIONAL SECURITIES



                                                   Number
                                                of Preferred           Number of          Aggregate
Name and Address of Purchaser                      Shares               Warrants        Purchase Price
-----------------------------                   ------------           ---------        --------------

1.  Swiss Reinsurance
     America Corporation                          5,000                700,000          $5,000,000

    (a) address for communications:

    Swiss Reinsurance American Corporation
    237 Park Avenue
    New York, New York  10017
    Attn:  General Counsel

    (b) address for payments by wire
    transfer:

    The Bank of New York
    Bk of NYC\CTR\BBK
    IOC 565 - Inst'l Custody
    ABA No.:  021 000 018
    Account:  Swiss Reinsurance America Corporation
    Account No.:  351850

    (providing sufficient information with such wire transfer to identify the source and application of such funds)


                                                                      EXHIBIT A



                          [CERTIFICATE OF DESIGNATIONS]

                                                                    EXHIBIT B-1

                                [FORM OF WARRANT]

                                                                    EXHIBIT B-2

                           [FORM OF RELIANCE WARRANT]

                                                                      EXHIBIT C

                        [FORM OF STOCKHOLDERS' AGREEMENT]

                                                                      EXHIBIT D

                     [FORM OF REGISTRATION RIGHTS AGREEMENT]

                                                                      EXHIBIT E

                            [FORM OF AMENDED BY-LAWS]

                                                                    EXHIBIT F-1

                     [FORM OF COMPANY OFFICER'S CERTIFICATE]

                                                                    EXHIBIT F-2

                    [FORM OF COMPANY SECRETARY'S CERTIFICATE]

                                                                    EXHIBIT G-1

                       [FORM OF EDWARDS & ANGELL OPINION]

                                                                    EXHIBIT G-2

                       [FORM OF DORSEY & WHITNEY OPINION]

                                                                      EXHIBIT H

           [FORM OF AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS]

                             [DISCLOSURE SCHEDULES]



                                       87